UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.    )

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Eastern Bankshares, Inc.
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2021

Dear Shareholder:
I am pleased to invite you to attend the 2021 Annual Meeting of Shareholders of Eastern Bankshares, Inc. The meeting will be held on Monday, May 17 at 12:00 p.m. online via the Internet at https://agm.issuerdirect.com/ebc and at our corporate offices located at 265 Franklin Street, Boston, Massachusetts 02110. Details regarding the business to be conducted at the meeting are described in the enclosed notice of the meeting and proxy statement.

Shareholders will receive a notice describing how to access our proxy materials over the Internet and how to request to receive a paper copy of the proxy materials by mail. Our proxy materials include this proxy statement and our 2020 annual report to shareholders, containing our audited financial statements and information about our business.

Your vote is very important. You can ensure your shares of our common stock are voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by returning your proxy card or voting form. We encourage you to consider attending our 2021 Annual Meeting of Shareholders virtually through the Internet.
Thank you for your support and continued interest in Eastern Bankshares, Inc.
Sincerely,

ROBERT F. RIVERS
Chair of the Board of Directors and
Chief Executive Officer

April 1, 2021

To Shareholders of
Eastern Bankshares, Inc.

NOTICE OF ANNUAL MEETING

The 2021 Annual Meeting of Shareholders of Eastern Bankshares, Inc. will be held on Monday, May 17, 2021, at 12:00 p.m. online via the Internet at https://agm.issuerdirect.com/ebc and at our corporate office located at 265 Franklin Street, Boston, Massachusetts 02110. The purpose of the meeting is to consider and take action upon the following matters:

1.	to elect four directors for a three-year term expiring in 2024;
2.	to hold an advisory vote on executive compensation;
3.	to hold an advisory vote on the frequency of future executive compensation advisory votes;
4.	to ratify the appointment of Ernst & Young LLP by the Audit Committee of our Board of Directors as our company’s independent registered public accounting firm for the 2021 fiscal year; and
5.	to vote on such other business as may properly be brought before the meeting and any adjournment of the meeting.
The record date for the determination of the shareholders entitled to receive notice of and to vote at the meeting is March 12, 2021. Our stock transfer books will remain open.
Our Bylaws require that the holders of a majority of the shares of our common stock, issued and outstanding and entitled to vote at the meeting, be present online or in person, or represented by proxy at the meeting in order to constitute a quorum for the transaction of business. Accordingly, it is important that your shares be represented at the meeting regardless of the number of shares you may hold. Please ensure that your shares of our common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning your proxy card or voting form. If you choose to attend the 2021 annual meeting virtually, you may also vote your shares through the Internet during the meeting. Due to state laws and our corporate safety protocols related to the COVID-19 pandemic, shareholders will not be able to be present at our corporate office for the meeting.
You are entitled to participate in the 2021 Annual Meeting if you were a shareholder at the close of business on March 12, 2021, the record date, or hold a legal proxy for the meeting provided by your bank, broker or nominee as of such record date. To access, participate in, and vote your shares virtually at the 2021 Annual Meeting, visit https://agm.issuerdirect.com/ebc and enter your control number:
•Shareholders of record must enter the control number found on their proxy card or the Notice of Internet Availability of Proxy Materials.
•If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the annual meeting virtually, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Eastern Bankshares, Inc. common stock you held as of the record date, your name and email address. You must then obtain a new control number from Continental Stock Transfer & Trust Company, LLC, our transfer agent, by presenting the legal proxy to Continental. You should submit a request for a new control number to Continental by emailing proxy@continentalstock.com no later than 5:00 p.m. on Wednesday, May 14, 2021.
•Plan participants in the Company's 401(k) Plan and/or Employee Stock Ownership Plan must enter the control number found on their vote authorization form or the Notice of Internet Availability of Proxy Materials.
If you join the meeting virtually, you can submit questions in writing during the meeting through the Q&A tab on the virtual platform. We intend to answer as many questions that pertain to company matters as time allows during the meeting. Questions that are substantially similar may be grouped or not answered to ensure we are able to answer every question in this virtual format.

A complete list of registered shareholders will be made available to shareholders of record at the meeting and in accordance with our Bylaws by emailing annualmeeting@easternbank.com.
This notice, the proxy and proxy statement are sent to you by order of our Board of Directors on behalf of the company.

KATHLEEN C. HENRY
Executive Vice President, General Counsel and
Corporate Secretary

PROXY STATEMENT

We are furnishing this proxy statement (the "Proxy Statement") in connection with the solicitation of proxies by the Board of Directors (which we sometimes refer to as the “Board”) of Eastern Bankshares, Inc. (which we may also refer to as “we,” “us,” or the “Company” throughout this Proxy Statement) for use at our 2021 annual meeting of shareholders ("Annual Meeting") to be held on Monday, May 17, 2021 at 12:00 p.m. online via the Internet at https://agm.issuerdirect.com/ebc and at our corporate office located at 265 Franklin Street, Boston, MA 02110, and at any adjournment of that meeting. The mailing address of our executive office is 265 Franklin Street, Boston, MA 02110. The notice of annual meeting, this Proxy Statement and the enclosed proxy are being first furnished to our shareholders on or about April 1, 2021.

INTERNET AVAILABILITY OF PROXY MATERIALS

Our proxy materials are available over the Internet. You will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 5, 2021 to comply with the 40-day requirement pursuant to Rule 14a-16(a) of the the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Notice contains instructions on how to access our proxy materials, including our Proxy Statement in connection with the Annual Meeting and our 2020 annual report to shareholders ("Annual Report"), and submit your proxy or vote authorization form. The Notice also provides information on how to request paper copies of our proxy materials if you prefer. If you have previously requested a paper copy of the proxy materials, you will receive a paper copy of our proxy materials by mail. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically unless you elect otherwise. If you receive more than one Notice, it means that your shares are registered in more than one name or are registered in different accounts. In order to vote the shares you own, you must vote pursuant to the instructions on each Notice.

VOTING PROCEDURES
Purpose of Annual Meeting
Shareholders entitled to vote at the Annual Meeting will consider and act upon the matters outlined in the notice of meeting accompanying this Proxy Statement, including the election of four individuals, each to be elected for a three-year term expiring in 2024 (Proposal 1); approval, by non-binding advisory vote, of the compensation of our named executive officers ("NEOs") (Proposal 2); to recommend, by non-binding advisory vote, the frequency of future executive compensation advisory votes (Proposal 3); and ratification of the appointment by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the 2021 fiscal year (Proposal 4).
Voting Securities and Record Date
Only shareholders of record at the close of business on March 12, 2021 ("Record Date"), are entitled to vote at the meeting or any adjournment of the meeting. Each share is entitled to one vote. Our outstanding capital stock entitled to vote at the meeting as of March 12, 2021, consisted of 186,758,154 shares of our common stock, $0.01 par value per share. Each holder of record of our common stock on the Record Date is entitled to one vote per share of common stock held, except that, as provided in our Articles of Organization and under applicable law, if anyone owns more than 10% of our common stock without prior approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks, shares in excess of 10% will not be counted as shares entitled to vote.
In accordance with our amended and restated bylaws ("Bylaws") a list of shareholders of record as of the Record Date ("Shareholder List") will be available for inspection by any shareholder, beginning two (2) business days after notice is given of the meeting and continuing through the Annual Meeting. The Shareholder List may be accessed during the Annual Meeting by contacting the Corporate Secretary or by submitting an email to annualmeeting@easternbank.com and requesting access to the Shareholder List. In addition, you may contact our Corporate Secretary by submitting an email to annualmeeting@easternbank.com and requesting a time to view the Shareholder List virtually, for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., local time, on any business day from April 7, 2021 up to the time of the Annual Meeting.
The Bylaws have not been amended since the completion of our initial public offering ("IPO").

Quorum
The holders of a majority of the shares of our common stock that are issued and outstanding and entitled to vote at the meeting constitute a quorum for the transaction of business at the meeting. If a quorum is not present, the meeting will be adjourned until a quorum is obtained. For purposes of determining the presence or absence of a quorum, abstentions and broker non-votes will be counted as present. A “broker non-vote” is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Brokers have the discretion to vote their clients’ proxies only on routine matters. At our Annual Meeting, only the ratification of our auditors is a routine matter.
Attending the Annual Meeting
We encourage our shareholders as of the Record Date to attend the 2021 Annual Meeting virtually. Please note the process required to access the meeting, which vary depending on the nature of your individual ownership interest:

Type of Ownership	Nature of Ownership	Accessing the Annual Meeting Virtually
Record Holder	Your shares are represented by ledger entries in your own name directly registered with our transfer agent, Continental Stock Transfer & Trust ("Continental")	Enter your unique shareholder Control Number (found on your Notice or proxy card) on the registration webpage for the Annual Meeting to register for and gain access to the meeting
Held in "Street Name"	Your shares are held for your benefit in the name of a broker, bank or other intermediary
•First, obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of our common stock you held as of the record date, your name and email address.
•Second, obtain a new control number from Continental, by presenting the legal proxy to Continental. You should submit a request for a new control number to Continental by emailing a copy of your legal proxy to proxy@continentalstock.com with a subject line "Eastern Bankshares Annual Meeting". Requests for registration must be received by Continental no later than 5:00 p.m. Eastern Time on May 14, 2021.
•Third, enter the newly-obtained control number on the registration webpage for the Annual Meeting to register for and gain access to the meeting.

Participant in Company's 401(k) Plan or ESOP	Your shares are held for your benefit in the name of an independent trustee of the applicable plan, namely the Company's 401(k) Plan and/or its Employee Stock Ownership Plan ("ESOP")
Enter your unique shareholder Control Number (found on your Notice or vote authorization form) on the registration webpage for the Annual Meeting to register for or gain access to the meeting.

Please note that the trustees of the applicable plans vote on behalf of plan participants, based on voting instructions received from participants. The deadline for providing voting instructions to the trustees is May 9, 2021. Plan participants may attend, but may not provide voting instructions at, the Annual Meeting.

Due to state laws and our corporate safety protocols related to the COVID-19 pandemic, shareholders will not be able to be present at our corporate office for the meeting. We encourage you to participate in the Annual Meeting virtually. Even if you plan to attend the Annual Meeting virtually, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted in the event that you later decide not to attend the Annual Meeting.
Manner of Voting
Each share of common stock you hold is entitled to one vote for or against a proposal. Shares entitled to be voted at the Annual Meeting can only be voted if the shareholder of record of such shares is present at the meeting (either in-person or virtually), returns a signed proxy card, or authorizes proxies to vote his or her shares by telephone or over the Internet. Shares represented by valid proxy will be voted in accordance with your instructions. If you choose to vote your shares by telephone or over the Internet, you may do so until the dates and times set forth below, by following the instructions on the proxy card or the Notice.

Shareholders of Record
If you are a shareholder of record of our common stock as of the Record Date, you may vote in one of the following ways:

By Internet	by following the Internet or mobile voting instructions included in the proxy card and Notice at any time up until 11:59 p.m., Eastern Time, on Sunday, May 16, 2021.
By Telephone	by following the telephone voting instructions included in the proxy card and Notice at any time up until 11:59 p.m., Eastern Time, on Sunday, May 16, 2021.
By Mail	by marking, dating and signing your printed proxy card (if requested and received by mail) in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials for receipt prior to the Annual Meeting.
By Internet during the Annual Meeting	by following the Internet voting instructions included in the Notice or proxy card during the Annual Meeting
You may revoke your proxy at any time before the shares are voted at the Annual Meeting by entering new voting instructions by telephone or over the Internet before 11:59 p.m. Eastern Time on Sunday, May 16, 2021, by written notice received by our Corporate Secretary before the Annual Meeting, by executing and returning a new proxy bearing a later date or by voting at the meeting. Attendance at the Annual Meeting without voting by ballot will not revoke a previously submitted proxy.
You may specify your choices by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted in accordance with the recommendations of our Board of Directors and as the individuals named as proxy holders on the proxy card deem advisable on all other matters that may properly come before the meeting. The Board of Directors recommends that you vote for the listed nominees for director; for the approval of an advisory vote on compensation paid to our NEOs, for the approval of every one year as the frequency for shareholder advisory votes on executive compensation, and for ratification of the appointment by the Audit Committee of our Board of Directors of our independent registered public accounting firm.
Shareholders in "Street Name"
If you hold your shares in “street name” through a broker, bank or other representative, generally the broker or other representative may only vote the shares that it holds for you in accordance with your instructions. However, if the broker or other representative has not timely received your instructions, it may vote on certain matters for which it has discretionary voting authority.
The vote on election of directors, the advisory vote on executive compensation, and the advisory vote on the frequency of future executive compensation advisory votes are non-discretionary voting matters and your broker will not be able to vote on these matters without receiving your instructions. The vote to ratify the appointment of our independent registered public accounting firm is a discretionary matter and your broker has discretionary authority to vote on that proposal. Your broker or other representative will generally provide detailed voting instructions with your proxy materials. These instructions may include information on whether your shares can be voted by telephone or over the Internet and the manner in which you may revoke your votes.
Participants in the Company's 401(k) Plan or ESOP
If you are a participant in the Company's ESOP or 401(k) Plan, you will receive a Notice by e-mail, unless you otherwise requested to receive the Notice by mail. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of our common stock allocated to his or her plan account. Using the control number received in your Notice, follow the instructions above (for "Shareholders of Record") to provide your voting instructions by Internet or telephone. If you own shares through any of these plans and you do not provide your voting instructions by 11:59 p.m., Eastern Time, on Sunday, May 9, 2021, the respective plan trustees or administrators will vote your shares in accordance with the terms of the respective plans. Please note that the deadline for plan participants to provide voting instructions (May 9, 2021) is one week earlier than the voting deadline for shareholders of record (May 16, 2021). In addition, due to the earlier voting deadline for plan participants, you cannot provide your voting instructions at the Annual Meeting (either virtually or in-person). However, you may still attend the Annual Meeting and ask questions.

Even if you plan to attend the Annual Meeting virtually, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted in the event that you later decide not to attend the Annual Meeting.

Vote Required
Assuming a quorum is present at the Annual Meeting, the vote required to adopt each of the proposals is as follows:
•Election of Directors (Proposal 1). The election of directors is determined by a majority of the votes cast in person or by proxy by the shareholders entitled to vote on the election of directors in an uncontested election. Under our Bylaws, a nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election. Abstentions and broker non-votes are not counted as votes “for” or “against” a nominee and will have no effect upon the outcome of the vote on the election of directors.
•All Other Matters: Advisory Vote on Executive Compensation (Proposal 2); Advisory Vote on Frequency of Future Executive Compensation Advisory Votes (Proposal 3); and Ratification of the Appointment by the Audit Committee of our Board of Directors of Our Independent Registered Public Accounting Firm (Proposal 4). All other matters are determined by a majority of the votes cast by the holders of the shares present or represented by proxy at the Annual Meeting and voting on each matter. Under our Bylaws, abstentions and broker non-votes will have no effect on the determination of whether shareholders have approved these proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of our common stock as of March 12, 2021, with respect to:

•those persons we know to beneficially own more than 5% of the outstanding shares of our common stock based on our review of filings made with the Securities and Exchange Commission ("SEC");
•each of our NEOs, directors, and director nominees; and
•all of our directors and executive officers as a group.

Unless otherwise indicated, the address of any person or entity listed is c/o Eastern Bankshares, Inc., 265 Franklin Street, Boston, MA 02110  The applicable percentage of beneficial ownership is based on 186,758,154 shares of our common stock outstanding as of March 12, 2021.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has sole voting and investment power with respect to the shares of Company common stock shown as beneficially owned. Securities that may be beneficially acquired within 60 days of March 12, 2021 are deemed to be beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person.

Name of Beneficial Owner	Director or Indirectly Held (#)(1)(2)	Right to Acquire (#)(3)	Total Amount and Nature of Beneficial Ownership of Common Stock (#)	Percentage of Common Stock (%)
The Vanguard Group (4)			15,889,055	8.51%
Principal Trust Company (5)			14,940,652	8.00%
BlackRock, Inc. (6)			11,466,094	6.14%
Richard C. Bane	120,000	-	120,000	*
Luis A. Borgen (7)	100,000	-	100,000	*
Joseph T. Chung	50,000	-	50,000	*
Paul M. Connolly	12,500	-	12,500	*
Bari A. Harlam (8)	30,000	-	30,000	*
Diane S. Hessan (9)	42,000	-	42,000	*
Richard E. Holbrook (8)	196,500	-	196,500	*
Deborah C. Jackson (10)	32,500	-	32,500	*
Peter K. Markell	100,000	-	100,000	*
Robert F. Rivers (11)	200,104	-	200,104	*
Greg A. Shell	200,000	-	200,000	*
Paul D. Spiess (12)	100,000	-	100,000	*
Quincy L. Miller (13)	84,624	-	84,624	*
James B. Fitzgerald (14)	150,104	-	150,104	*
All Directors and Executive Officers as a group (23 persons)(15)	1,917,932	-	1,917,032	1.03%
* Less than 1%

(1)The number of shares beneficially owned by each shareholder is determined under the rules of the SEC, and the information provided is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, as determined under such rules, each shareholder has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares reported in this table. The inclusion of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(2)For executive officers, shares directly or indirectly held includes shares held by the Company's ESOP, including in the amounts of 104 shares for each of Mr. Rivers, Mr. Miller and Mr. Fitzgerald, respectively. Fractional shares have been rounded down.
(3)Consists of shares of the Company's common stock which the named individual or group has the right to acquire within 60 days of March 12, 2021.
(4)The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group filed as the parent holding company of Vanguard Asset Management, Limited; Vanguard Fiduciary Trust Company; Vanguard Global Advisors, LLC; Vanguard Group (Ireland) Limited; Vanguard Investments Australia Ltd; Vanguard Investments Canada Inc.; Vanguard Investments Hong Kong Limited; and Vanguard Investments UK, Limited. The information about The Vanguard Group is based on its Schedule 13G filed with the SEC on February 10, 2021, and is as of December 31, 2020.
(5)The address of Principal Trust Company is 1013 Centre Road Ste 300, Wilmington DE 19805-1265. The ESOP is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”). Delaware Charter Guarantee & Trust Company dba Principal Trust Company acts as the Directed Trustee of the ESOP (“Trust”). As of December 31, 2020, the Trust held 14,940,652 shares of the Company's common stock. The securities reported include all shares held of record by the Trustee. The Trustee follows the directions of the investment fiduciary named in the ESOP, or other parties designated in the ESOP’s trust agreement with respect to voting and disposition of shares. The Trustee, however, is subject to certain fiduciary duties under ERISA as limited in the trust agreement. The Trustee disclaims beneficial ownership of the shares of common stock that are the subject of the Schedule 13G filed with the SEC by Principal Trust Company on February 11, 2021, which is as of December 31, 2020.
(6)The address of BlackRock, Inc. is 55 East 52nd Street New York, NY 10055. BlackRock, Inc. filed as the parent holding company of  BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc; and BlackRock Investment Management, LLC. The information about BlackRock, Inc. is based on its Schedule 13G filed with the SEC on February 2, 2021, and is as of December 31, 2020.
(7)Consists of (i) 53,730 shares held directly and (ii) 46,270 shares held in an individual retirement account ("IRA").
(8)Shares held in joint tenancy with spouse.
(9)Consists of (i) 40,0000 shares held directly; and (ii) 2,000 shares held by Crimson Seed Capital, LLC, which is controlled by Ms. Hessan's spouse and of which Ms. Hessan disclaims beneficial ownership except to the extent of any pecuniary interest therein.
(10)Consists of (i) 13,500 shares held directly and (ii) 19,000 shares held in an IRA.
(11)Consists of (i) 200,000 shares held in joint tenancy with spouse and (ii) 104 shares held by the Company's ESOP.
(12)Consists of (i) 50,000 shares held directly and (ii) 50,000 shares held by spouse.
(13)Consists of (i) 83,240 shares held through IRAs, (ii) 1,280 shares held by spouse's IRA, and (iii) 104 shares held by the Company's ESOP.
(14)Consists of (i) 17,769 shares held in Mr. Fitzgerald's 401(k) plan account, (ii)132,231 shares held in joint tenancy with spouse, and (iii) 104 shares held by the Company's ESOP.
(15)Includes (i) 1,361,241 shares held directly or indirectly with spouse or spouse's entity; (ii) 227,510 shares in IRAs, (iii) 327,033 shares held in 401(k) plan accounts, and (iv) 1,248 shares held by the Company's ESOP.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our securities. Based solely upon a review of these filings, all Section 16(a) filing requirements applicable to such persons were complied with during 2020 on a timely basis.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes of directors serving staggered three-year terms, with each class being as equal in number as possible. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. We have four directors who are standing for election at the Annual Meeting. If re-elected, each director nominee would hold office until our annual meeting of shareholders in 2024 and thereafter until his or her respective successor has been elected.
Based on the recommendation of our Nominating and Governance Committee, our Board of Directors has nominated Richard C. Bane, Joseph T. Chung, Paul M. Connolly and Bari A. Harlam for election as directors for the three-year term expiring at the 2024 annual meeting of shareholders. Messrs. Bane, Chung and Connolly and Ms. Harlam are each currently a member of our Board of Directors. If any nominee becomes unable to serve as a director, the proxy holders may vote the proxy for the election of a substitute nominee to be designated by our Board of Directors. We do not expect that any nominee will be unable to serve. Directors serve until the expiration of their terms and until their successors have been elected and qualified or until their earlier retirement or their resignation, death or removal in accordance with our Bylaws.

Recommendation

As described below, each of our nominees has considerable professional and business expertise. Our Board of Directors recommends a vote “FOR” each nominee based on its carefully considered judgment that the experience, qualifications, attributes and skills of each nominee qualify him or her to serve on our Board of Directors and its belief that the election of Messrs. Bane, Chung and Connolly and Ms. Harlam as directors is in the best interests of our Company.
Information regarding the names, ages, principal occupations and employment during the past five years of each of our directors is provided below. We have also included information about each director’s specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that he or she should serve as a director. Unless we have specifically noted below, no corporation or organization referred to below is a subsidiary or affiliate of the Company. There are no family relationships among any of our directors and executive officers. Information on the stock ownership of our directors is provided in this Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management”. Information regarding the compensation of our directors is provided in this Proxy Statement under the heading “Director Compensation.”
Nominees for Class I Director for the Three-Year Term That Will Expire in 2024

Richard C. Bane	Experience
Age 65	Richard C. Bane has served as a director of Eastern Bank since 2001 and as a trustee of its predecessor holding company, Eastern Bank Corporation, since 1996. He is the Chairman and Chief Executive Officer of Bane Care Management LLC, which operates skilled nursing facilities and assisted living facilities in Massachusetts, where he has been employed since 1994. Mr. Bane formerly served as Chairman of the Massachusetts Senior Care Association, the state’s largest professional provider group, and chairs that organization’s Payment Reform Task Force and Legislative Committees. He lectures frequently on many aspects of senior care services and post-acute care and is considered one of New England’s senior care industry leaders. Mr. Bane is also involved in a wide range of corporate and community service activities. He is also a Board member of Targeted Risk Assurance Company and Steward Carney Hospital in Dorchester, MA. Mr. Bane holds an A.B. in Economics from Dartmouth College, and an MBA from Harvard Business School. He was also awarded an Honorary Doctorate from Salem State University.
Qualifications
We believe Mr. Bane’s extensive executive management experience and civic leadership qualify him to serve on our Board of Directors.

Joseph T. Chung	Experience
Age 56	Joseph T. Chung has served as a director of Eastern Bank and trustee of its predecessor holding company, Eastern Bank Corporation, since 2014. He is co-founder and CEO of Kinto, a care coaching platform for family caregivers looking after loved ones with Alzheimer’s Disease and related dementias, where he has served since 2019. He is also co-founder and Managing Director of Redstar Ventures, an innovative venture foundry developing a series of new companies through a topdown, market driven process, positions he has held since 2010. Prior to Kinto and Redstar, Mr. Chung was Chairman and CEO of Allurent and co-founder, Chairman and Chief Technology Officer of Art Technology Group, a publicly traded, global enterprise software company. Mr. Chung holds B.S. and M.S. degrees in Computer Science from the Massachusetts Institute of Technology, and he conducted his graduate work at MIT’s Media Lab. He is a Venture Partner at the Media Lab’s E14 Fund.
Qualifications
We believe Mr. Chung’s extensive expertise in innovation and technology qualifies him to serve on our Board of Directors.

Paul M. Connolly	Experience
Age 71	Paul M. Connolly has served as a director of Eastern Bank and a trustee of its predecessor holding company, Eastern Bank Corporation, since 2011. Mr. Connolly retired in 2010 as the First Vice President and Chief Operating Officer at the Federal Reserve Bank of Boston, a position he had held since 1994. As Chief Operating Officer of the Federal Reserve Bank of Boston, Mr. Connolly had the responsibility for the Bank’s financial services, information technology, finance, and support and administrative activities. Mr. Connolly joined The Federal Reserve Bank in 1975. Throughout his 36-year career, he served in a variety of positions in information technology, payments, planning and economic research, served on the Federal Reserve Financial Services Policy Committee and had national leadership responsibility for payment services and financial management. He currently serves on the board of directors for John Hancock Life Insurance Company and received an MBA from Harvard Business School and an A.B. from Boston College.
Qualifications
We believe Mr. Connolly’s extensive banking and regulatory experiences qualify him to serve on our Board of Directors.

Bari A. Harlam	Experience
Age 59	Bari A. Harlam has served as a director of Eastern Bank and a trustee of its predecessor holding company, Eastern Bank Corporation, since 2014. Ms. Harlam is the co-founder of Trouble, LLC, a position she has held since April 2020, and currently serves as a member of the Board of Directors of the Mohawk Group, Inc., Champion Petfoods, LP, OneWater Marine, Inc., and Rite Aid Corporation. From April 2018 to March 2020, Ms. Harlam served as the Chief Marketing Officer for Hudson's Bay Company. Prior to that, she served as the Executive Vice President of Membership, Marketing, and Analytics for BJ's Wholesale Club, beginning in 2012. Before that, she was Chief Marketing Officer at Swipely, a technology startup and served as Senior Vice President of Marketing for CVS Health Corporation. Ms. Harlam has also served on the faculties of The Wharton School at the University of Pennsylvania, Columbia University's Graduate School of Business, and the University of Rhode Island. She received her B.S., M.S., and Ph.D. from the University of Pennsylvania, The Wharton School of Business. Her work has been published in a variety of journals including Marketing Science, Journal of Marketing Research, and the Journal of Business Research.
Qualifications
We believe Ms. Harlam's extensive marketing and analytics expertise qualifies her to serve on our Board of Directors.

Our directors listed below are not up for election this year and each will continue in office for the remainder of his or her specified term of office or until his or her earlier resignation, death or removal in accordance with our Bylaws.

Class II Directors Continuing in Office (Term Will Expire in 2022)

Richard E. Holbrook	Experience
Age 69	Richard E. Holbrook currently serves as director and Chair Emeritus of Eastern Bank. Mr. Holbrook retired as Chair and Chief Executive Officer of Eastern Bank in 2016, having served in those roles since 2007. He also served as a trustee of its predecessor holding company, Eastern Bank Corporation, since 2001. Mr. Holbrook joined Eastern Bank in 1996 as Chief Financial Officer and Executive Vice President and was named President and Chief Operating Officer of Eastern Bank and Eastern Bank Corporation in 2001. He has more than 25 years of banking experience as a commercial lender, trust officer and planning and financial manager. During his leadership at Eastern, Mr. Holbrook served as the Federal Advisor Council representative for the First Federal Reserve District, meeting quarterly to discuss business and financial conditions with the Federal Reserve Board of Governors in Washington, D.C. Mr. Holbrook also served on the Board of Directors of the Federal Reserve Bank of Boston, and on the executive committee of the Boston Chamber of Commerce. He is also the former chair of the Massachusetts Bankers Association. He received his undergraduate degree from Yale University and his MBA from Harvard Business School.
Qualifications
We believe Mr. Holbrook’s experience working in the banking industry, particularly his decades of experience on our executive management team, qualifies him to serve on our Board of Directors.

Deborah C. Jackson	Experience
Age 69	Deborah C. Jackson, the Lead Director of Eastern Bank, has served as a director of Eastern Bank since 2000 and as a trustee of its predecessor holding company, Eastern Bank Corporation, since 2001. She serves as the President of Cambridge College in Cambridge Massachusetts, a position she has held since 2011. Prior to that, Ms. Jackson served for nearly a decade as CEO of the American Red Cross of Eastern Massachusetts, one of the nation's largest Red Cross units. Prior to that, she served as Vice President of the Boston Foundation where she managed its $50 million grant and initiatives program. Throughout her career, Ms. Jackson has served and continues to serve on numerous commissions, task forces and boards including the Boston Green Ribbon Commission; the Mayor's Task Force to Eliminate Racial and Ethnic Disparities in Health Care; the "City to City" program focusing on national and global best practices for urban policies; and the American Red Cross National Diversity Advisory Council. Ms. Jackson served for over 15 years on the board of the American Student Assistance Corporation, the nation's first student loan guarantor agency; and she has served on the Boston College Carroll School of Management's Advisory Board, and the boards of Milton Academy and Harvard Pilgrim Health Care. She also served as Chairman of the Board of Directors of the Association of Independent Colleges and Universities in Massachusetts and was a board member of the New England Chapter of The National Association of Corporate Directors. In addition, Ms. Jackson served as the Chair of the Audit Committee and on the Board of Directors of the Boston Stock Exchange. She currently serves on the Board of Directors of John Hancock Investments and on the board of the Amwell Corporation. Ms. Jackson attended Hampton University, graduated from Northeastern University with a B.A. and she pursued graduate studies in urban studies and planning from the Massachusetts Institute of Technology. Ms. Jackson is also the recipient of Honorary Doctorate degrees from Curry College and Merrimack Valley College. Ms. Jackson was a fellow of the British American Project of Johns Hopkins University, and previously served as a fellow of the Harvard University Advanced Leadership Institute and the Harvard University Institute for College Presidents.
Qualifications
We believe Ms. Jackson's extensive executive, civic, community and board leadership experience qualifies her to serve on our Board of Directors.

Peter K. Markell	Experience
Age 65	Peter K. Markell has served as a director of Eastern Bank and a trustee of its predecessor holding company, Eastern Bank Corporation, since 2006. He is Executive Vice President of Administration and Finance, Chief Financial Officer and Treasurer for Mass General Brigham. He joined Mass General Brigham in 1999. Prior to that, he was a partner at Ernst & Young LLP. A Certified Public Accountant, Mr. Markell is a Boston College graduate with a B.A. in Accounting and Finance and serves on the Board of Boston College where he has served as both chairman of the Board and Chairman of the Finance Committee.
Qualifications
We believe Mr. Markell’s extensive executive, accounting, and board leadership experience qualify him to serve on our Board of Directors.

Greg A. Shell	Experience
Age 45	Greg A. Shell has served as a director of Eastern Bank and a trustee of its predecessor holding company, Eastern Bank Corporation, since 2018. Prior to joining the Board, he served on the Bank’s Investment Advisory committee. Since 2016, Mr. Shell has served as Managing Director of Bain Capital, coleading the Double Impact Fund, Bain Capital’s private equity fund focused on social impact. Prior to joining Bain Capital, Mr. Shell was a Portfolio Manager at Grantham, Mayo, Van Otterloo (“GMO”), a global investment management firm. Prior to that, he was a Senior Equity Analyst in the Global Equity Research group at Columbia Management Group, a global investment management firm. Mr. Shell has served on the New England Advisory
Committee of the Federal Reserve Bank of Boston, and as a Director at Harvard Pilgrim Health Care, Fiduciary Trust, Massachusetts General Hospital and the Boston Foundation. Mr. Shell earned his MBA from Harvard Business School and received a B.S. from the Massachusetts Institute is Technology.
Qualifications
We believe Mr. Shell’s financial and investment experience, as well as his civic leadership qualifies him to serve on our Board of Directors.

Class III Directors Continuing in Office (Term Will Expire in 2023)

Luis A. Borgen	Experience
Age 51	Luis A. Borgen has been a director of Eastern Bank and a trustee of its predecessor holding company, Eastern Bank Corporation, since 2016. Since 2019, he has been the Chief Financial Officer for athenahealth, Inc., a leading cloud-based developer and provider of healthcare software that automates and manages revenue cycle management and electronic health records for physician practices and health systems. Prior to that, he was Chief Financial Officer for Vistaprint, an e-commerce company that produces marketing products for small and micro businesses. Prior to that, he served as Chief Financial Officer for two publicly traded companies: DAVIDsTEA (from 2012-2017) and DaVita Inc. (from 2010-2012). Beginning in 1997, Mr. Borgen served in increasing roles of responsibility at Staples, Inc. leading to his appointment as Senior Vice President, Finance for the U.S. Retail business. He served in the U.S. Air Force from 1992 to 1997 and attained the rank of Captain. Mr. Borgen holds a B.S. in Management from the United States Air Force Academy, an M.S. in Finance from Boston College and an MBA with Honors from the University of Chicago. Mr. Borgen is also a CFA charterholder.
Qualifications
We believe Mr. Borgen’s experience with financial accounting matters and oversight of the financial reporting process of public companies qualifies him to serve on our Board of Directors.

Diane S. Hessan	Experience
Age 66	Diane S. Hessan has served as a director of Eastern Bank and a trustee of its predecessor holding company, Eastern Bank Corporation, since 2016. She currently serves as CEO of Salient Ventures, an investment and advisory company with a portfolio of angel investments focused on technology companies, a position she has held since November 2016. Previously, she was CEO of Startup Institute, which is dedicated to helping people transform their careers to succeed in the innovation economy. She is also Chairman of C Space, where she was Founder and CEO for 14 years. C Space (formerly Communispace) is a market research company, which builds online communities to help marketers generate consumer insights. Ms. Hessan serves on the boards of Tufts University, MassChallenge, Panera, Brightcove, The Schlesinger Group and Beth Israel Deaconess Medical Center, and received her MBA from Harvard Business School and her B.A. in Economics and English from Tufts University. Ms. Hessan has also received Honorary Doctorate degrees from Bentley University and the New England College of Business.
Qualifications
We believe Ms. Hessan’s executive experience, entrepreneurial passion and customer-centric, data driven perspective qualify her to serve on our Board of Directors.

Robert F. Rivers	Experience
Age 56	Robert F. Rivers is the Chief Executive Officer and Chair of the Board of Directors of Eastern
Bankshares, Inc. and has served as the Chief Executive Officer and Chair of the Board of Directors of Eastern Bank since January 1, 2017. Mr. Rivers joined Eastern Bank in 2006 as its Vice Chair and Chief Banking Officer, becoming President in 2007, Chief Operating Officer in 2012 and an Eastern Bank director in 2015. He has also served as a trustee of Eastern Bank's predecessor holding company, Eastern Bank Corporation, since 2007. Prior to joining Eastern, from 1991 to 2005, Mr. Rivers held a number of staff and line leadership positions at M&T Bank in Buffalo, NY. Immediately prior to joining Eastern, he was an Executive Vice President for Retail Banking at the former Commercial Federal Bank in Omaha, Nebraska, following 14 years at M&T Bank. Mr. Rivers serves as Foundation Board Chair of the Dimock Center, as Chair of the Massachusetts Business Roundtable, is a member of the executive committee of the Greater Boston Chamber of Commerce, and is a trustee of Stonehill College. He also serves on the Board of the Lowell Plan and on the Advisory Boards of the Lawrence Partnership and the JFK Library Foundation, and the Boston Women’s Workforce Council. A leader in Boston’s business community, Mr. Rivers has been recognized as a champion for social justice issues, having led the “Yes on 3” campaign to protect the rights of members of the LGBTQ+ community. He received his undergraduate degree from Stonehill College and holds an MBA from the University of Rochester.
Qualifications
We believe that Mr. Rivers is qualified to serve as a director based upon his experience as our Chief Executive Officer beginning in January 2017, his prior service as one of our senior executive officers, his prior senior management positions at other banks, and his familiarity with the communities that Eastern serves, including through his involvement with numerous non-profit organizations in the greater Boston area.

Paul D. Spiess	Experience
Age 71	Paul D. Spiess has served as a director of Eastern Bank and a trustee of its predecessor holding company, Eastern Bank Corporation, since 2014. He has spent forty-five years in the banking and financial services industry, serving as former Chairman of the Board of Centrix Bank and Trust, which merged with Eastern in 2014. He also served as Executive Vice President and Chief Operating Officer of CFX Bank in Keene, New Hampshire from 1993 to 1997. From 2004 to 2010, Mr. Spiess served in the office of the Governor of New Hampshire as an insurance and banking advisor. From 2000 to 2004, he served as a state legislator in Concord, New Hampshire, during which time he served on the House Commerce Committee. From 1983 to 1993, Mr. Spiess was Founder and President of Colonial Mortgage, Inc., of Amherst, New Hampshire. From 2004 through 2010, Mr. Spiess served as a health care advisor to New Hampshire Governor John Lynch and as Chairman of the Citizen’s Health Initiative. He graduated with a B.A. from Colby College in 1971 and earned an M.B.A degree from Boston University in 1977.
Qualifications
We believe Mr. Spiess’s extensive knowledge of banking operations and credit risk, his experience in the banking and mortgage industries, and his board leadership experience qualify him to serve on our Board of Directors.

CORPORATE GOVERNANCE

Our Board of Directors believes that good corporate governance is important to ensure that our Company is managed for the long-term benefit of its shareholders. Current copies of our Corporate Governance Guidelines, Code of Conduct, and charters for our Audit, Compensation, Nominating and Governance, and Risk Management Committees are available on our website, investor.easternbank.com, in the Governance section under the caption “Governance Documents.” We may also use our website in the future to make certain disclosures required by the rules of The Nasdaq Global Select Market ("Nasdaq"), on which our common stock is listed.

Corporate Governance Highlights
We have implemented several important measures that are designed to promote long-term stakeholder value:
☑	To facilitate board refreshment, we have adopted a director retirement policy in our Corporate Governance Guidelines pursuant to which any director who reaches the age of 75 while serving as a director will retire from the Board effective as of the end of the year in which he or she turns 75.
☑
We intend to seek an advisory vote annually on the compensation of our Named Executive Officers, who are the three executive officers shown in the compensation tables in this Proxy Statement. We believe this practice underscores the careful consideration we intend to give to our shareholders’ views on our compensation practices.

☑	We have established a compensation clawback policy that will enable the Company to recoup cash and incentive compensation from executive officers in the event of certain financial restatements.
☑	We have adopted equity ownership guidelines for directors, which set minimum ownership requirements based on a multiple of the cash portion of the annual base retainer then in effect.
☑	Our Insider Trading Policy prohibits our executives and directors from pledging and hedging our common stock, in order to further the alignment between shareholders and our executives and directors.

Director Independence

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, family and other relationships, including those relationships described under the section of this Proxy Statement entitled “Certain Relationships and Related Party Transactions,” our Board of Directors has determined that each of the following directors qualifies as an “independent director,” as defined in the listing requirements of Nasdaq: Mses. Jackson, Harlam and Hessan and Messrs. Bane, Borgen, Chung, Connolly, Markell, Shell and Spiess. Neither Mr. Rivers nor Mr. Holbrook qualify as an “independent director” under the Nasdaq rules. Mr. Rivers is not considered independent because he currently serves as our chief executive officer. Mr. Holbrook served as chief executive officer from January 1, 2007 through December 31, 2016. In making these determinations on the independence of our directors, our Board of Directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining independence. Our Board of Directors also determined that each member of the Audit, Compensation, and Nominating and Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing rules, as applicable.

The Company has also adopted a Director Independence Policy that incorporates the requirements for independence set forth in the SEC and Nasdaq independence rules, as well as an Audit Committee Independence Policy that establishes separate and higher standards of independence for members of the Audit Committee, consistent the SEC and Nasdaq rules, as well as guidelines of the Federal Deposit Insurance Corporation. Our Board of Directors has determined that each of Mses. Jackson, Harlam and Hessan and Messrs. Bane, Borgen, Chung, Connolly, Markell, Shell and Spiess is an "independent director" under the Director Independence Policy and that each of Messrs. Bane, Borgen, Connolly, Markell and Spiess meets the enhanced independence standards for Audit Committee members set forth in the Company's Audit Committee Independence Policy.

Board Composition and Leadership Structure of the Board of Directors

Our Board of Directors oversees and advises our chief executive officer and management team, exercising their business judgment in good faith to ensure the long-term interests of our shareholders are being served. As of April 1, 2021, our Board of Directors was composed of 12 directors.

The Board does not have a fixed policy regarding the separation of the offices of chair of the Board of Directors and chief executive officer and believes that it should maintain the flexibility to select the chair of the Board of Directors and its board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and its shareholders. At this time, the offices of the chair of the Board of Directors and the chief executive officer are combined, with Mr. Rivers serving as chair and chief executive officer. He has served in this role since January 2017. With over 30 years of experience in the financial services industry, including over 14 years with us, Mr. Rivers has the knowledge, expertise, and experience to understand the opportunities and challenges facing our Company, as well as the leadership and management skills to promote and execute our values and strategy.

In accordance with what we believe are governance best practices, the Board of Directors has established the position of Lead Director. As further set forth in the Corporate Governance Guidelines, the Lead Director is independent, and is recommended by our Nominating and Governance Committee and elected by the Board of Directors. Since January 2018, Ms. Jackson has served in that role, performing many of the functions that an independent chair would perform for the Company. Those functions include serving as a key source of communication between the independent directors and the chief executive officer, consulting with the chair of the Board of Directors in establishing the agenda for each meeting of the Board, presiding in executive sessions of meetings of the Board of Directors, and coordinating the agenda for and leading meetings of the independent directors, as needed.

The Company believes that having the same person serve as chief executive officer and chair focuses leadership, responsibility, and accountability in a single person and that having a Lead Director provides for effective checks and balances and the ability of the independent directors to work effectively in the board setting. The Board of Directors reviews its leadership structure periodically in light of the composition of the Board of Directors and the needs of the Company and its shareholders.

Committees of our Board of Directors

Our Board of Directors has established four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Risk Management Committee, each with the composition and responsibilities described below. Each committee operates under a charter that has been approved by our Board of Directors. Current copies of the committee charters are posted on our website, investor.easternbank.com, in the Governance section under the caption “Governance Documents.”

The table below reflects the composition of the Board’s four standing committees as of April 1, 2021:

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Risk Management Committee
Richard C. Bane	µ	£	£	£
Luis A. Borgen	£	£		£
Joseph T. Chung		£	£
Paul M. Connolly	£	£	µ	£
Bari A. Harlam				£
Diane S. Hessan			£	£
Richard E. Holbrook				£
Deborah C. Jackson (1)		£	£
Peter K. Markell	£	µ	£	£
Robert F. Rivers (2)				£
Greg A. Shell				£
Paul D. Spiess	£	£		µ
µ Committee Chair £ Committee Member
(1)Lead independent director
(2)Chair of the Board of the Directors

Attendance at Meetings

In 2020, our Board of Directors met 21 times, the Audit Committee met nine times, the Compensation Committee met six times, the Nominating and Governance Committee met six times, and the Risk Management Committee met four times. Each director attended over 75% of all meetings of our Board of Directors and committees on which he or she served that were held during 2020. Our directors are encouraged to attend the Annual Meeting, to the extent practicable.

Board Self-Evaluation and Individual Director Evaluation

Our Board of Directors conducts an annual self-evaluation of the Board’s performance as a whole to determine whether it and its committees are functioning effectively. The Nominating and Governance Committee receives comments from all directors and reports the results of the board and committee evaluations to the Board of Directors and its committees. The results are discussed with the full Board of Directors and among the respective committees, as applicable. Our Board of Directors believes such evaluations are valuable tools in assessing the Board’s effectiveness in performing its oversight of management and fulfilling its responsibilities.

Audit Committee

The current members of our Audit Committee are Mr. Bane (chair), and Messrs. Borgen, Connolly, Markell and Spiess and their committee report is included in this Proxy Statement under the heading “Audit Committee Report.” Each of the Audit Committee members is independent under the listing standards of Nasdaq, including under Rule 10A-3 of the Exchange Act, and our Audit Committee Independence Policy. Each of our independent directors Messrs. Markell and Borgen has been designated by our Board of Directors as an “audit committee financial expert” (as defined in applicable SEC regulations). None of the Audit Committee members is an employee of ours or any of our subsidiaries, nor simultaneously serves on the audit committees of more than two public companies, including ours.

Our Audit Committee is responsible for assisting the Board in overseeing and monitoring:
•	the integrity of the Company’s financial statements and other financial information provided by the Company to its shareholders;
•	the integrity of the accounting and financial reporting processes of the Company, and the audit of the Company’s financial statements;
•	the Company’s compliance with legal, regulatory and public disclosure requirements;
•	the appointment, qualifications, independence, performance and retention of the Company’s independent external auditor; and
•	the performance of the Company’s internal audit function.

The Audit Committee meets regularly with management and our independent registered public accounting firm to discuss the annual audit of our financial statements, our disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual and quarterly reports filed with the SEC, the quarterly reviews of our financial statements and our quarterly and annual earnings disclosures prior to their release. The Audit Committee also reviews the experience and qualifications of the lead partner and other senior members of Ernst & Young LLP, our independent registered public accounting firm (“Ernst & Young” or "EY"), including compliance with applicable rotation requirements, and considers whether there should be rotation of the firm itself.

The Audit Committee has authority under its charter to obtain advice and assistance from outside legal counsel, accounting or other outside advisors as deemed appropriate to perform its duties and responsibilities.

Compensation Committee

The current members of the Compensation Committee are Mr. Markell (chair), Ms. Jackson and Messrs. Bane, Borgen, Chung, Connolly and Spiess. Each member of the Compensation Committee is independent under the listing standards of Nasdaq, including the heightened standards that apply to compensation committee members.

The Compensation Committee is responsible for:
•
reviewing and approving compensation of executive officers (other than the chief executive officer) and recommending the chief executive officer’s compensation for approval by the independent members of the Board of Directors;

•	reviewing and proposing goals and objectives relevant to the chief executive officer’s compensation and evaluating the chief executive officer’s performance in light of such goals and objectives;
•	overseeing the Company’s various compensation and benefits plans;
•	overseeing senior management succession planning;
•	making recommendations to the Board regarding the adoption of new incentive compensation and equity-based plans, and administering our existing incentive compensation plans;
•	making recommendations to the Board regarding compensation of our directors;
•	overseeing the Company's diversity, equity and inclusion ("DE&I") programs, including oversight of the Company's assessment of its DE&I policies and practices;
•	oversight of talent management programs, including employee engagement surveys and development initiatives; and
•	reviewing and approving the general design and terms of any significant non-executive compensation and benefits plans.

The Compensation Committee has authority under its charter to obtain advice and assistance from outside legal counsel, compensation consultants or other outside advisors as deemed appropriate to perform its duties and responsibilities. For 2020, the Compensation Committee engaged an independent compensation consultant, Willis Towers Watson ("Willis Towers"), to advise on compensation matters and provide experiential guidance on what is considered fair and competitive practice in our industry, primarily with respect to the compensation of our executive officers, and also with regard to director compensation. In December 2020, the Compensation engaged a new independent compensation consultant, Pearl Meyer & Partners, LLC ("Pearl Meyer"), to advise regarding similar matters.

The Compensation Committee has the authority to delegate to subcommittees of the Compensation Committee, to the chair of the Compensation Committee, or one or more of our executive officers, as permitted under applicable law. References to the Compensation Committee in this proxy statement also refer to its subcommittees and its delegates, where applicable.

Compensation Committee Interlocks and Insider Participation

During 2020, none of our officers, former officers or employees served on our Compensation Committee. None of our executive officers serves or has served as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are Mr. Connolly (chair), Mses. Jackson and Hessan and Messrs. Bane, Chung and Markell. Each member of the Nominating and Governance Committee is independent under the listing standards of Nasdaq.

The Nominating and Governance Committee is responsible for:
•	identifying, evaluating and recruiting qualified persons to serve on our Board of Directors;
•	selecting, or recommending to the Board for selection, nominees for election as directors;
•	reviewing and recommending the composition of the Board’s standing committees;
•	onboarding new directors and overseeing director education;
•	reviewing and assessing the Company’s Corporate Governance Guidelines; and
•	overseeing compliance with our Related Party Transactions Policy; and
•	annually evaluating the performance, operations, size and composition of our Board of Directors and its committees.

The Nominating and Governance Committee has authority under its charter to obtain advice and assistance from outside legal counsel other outside advisors as deemed appropriate to perform its duties and responsibilities.

Nomination of Directors

The Nominating and Governance Committee of our Board of Directors identifies and evaluates director candidates and recommends to our Board of Directors qualified candidates for nomination as directors for election at our annual meeting of shareholders or to fill vacancies on our Board of Directors. The process followed by the Nominating and Governance in fulfilling its responsibilities includes requests to board members and others for recommendations, meetings to evaluate biographical information, experience and other background material relating to potential candidates, and interviews of selected candidates.

In considering candidates, the Nominating and Governance Committee reviews a candidates' qualifications and independence based on the criteria set forth in the Company's Corporate Governance Guidelines, its Director Independence Policy, Audit Committee Independence Policy, the Nominating and Governance Committee's charter (or the charter of a particular committee). The Nominating and Governance Committee considers the composition of the Board or committees; succession planning; and current challenges and needs of the Board, its committees, the Company and the Bank, while taking into account the professional and business experience, leadership, skill, expertise, judgment, background, collegiality, diversity, availability, teamwork, and other aspects of the candidates.

While we do not have a formal policy on board diversity, we are proud of the diversity and talent of our board and our management team, and our Nominating and Governance Committee and Board of Directors have affirmed their commitment to actively seeking women, diverse and/or LGBTQ+ candidates for the pool from which director candidates are selected. Our current Board of Directors composition is 25% women and 17% Black, 8% Asian and 8% Latino/x. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Governance Committee believes that the backgrounds and qualifications of our Company’s directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities to assist our Board of Directors in fulfilling its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, gender identity or expression, disability or any other basis prohibited by law.

After completing its evaluation of potential nominees, the Nominating and Governance Committee makes a recommendation to our Board of Directors as to the persons who should be nominated for election to our Board of Directors, and our Board of Directors determines the nominees after considering the recommendation and report of the committee.

The Nominating and Governance Committee will consider candidates recommended by individual shareholders in accordance with the procedures and other requirements set forth in the Bylaws. Names and credentials must be provided to the committee on a timely basis for consideration prior to the Annual Meeting. Shareholders who wish to recommend an individual to the Nominating and Governance Committee for consideration as a potential candidate for director should submit the individual’s name, together with appropriate supporting documentation, to the Nominating and Governance Committee at the following address: Nominating and Governance Committee, c/o Corporate Secretary, Eastern Bankshares, Inc., 265 Franklin

Street, Boston, Massachusetts 02110. A submission will be considered timely if it is made during the timeframes disclosed in this proxy statement under “Shareholder Proposals.” If our Board of Directors determines to nominate and recommend for election a shareholder-recommended candidate, then the candidate’s name will be included in our company’s proxy card for the next annual meeting of shareholders.

Risk Management Committee

The Risk Management Committee of our Board of Directors assists the board in fulfilling its oversight responsibilities with respect to oversight of Eastern Bank's enterprise risk management ("ERM") practices and procedures, as well as its ERM framework ("ERM Framework"). The current members of the Risk Management Committee are Mr. Spiess (chair), Mses. Harlam and Hessan and Messrs. Bane, Borgen, Connolly, Holbrook, Markell, Rivers and Shell. The chair of the Risk Management Committee meets the criteria contained in the Federal Reserve Board’s Enhanced Prudential Standards (12 C.F.R. 252.33(a)(4)(ii)), as is required under this committee's charter.

The Risk Management Committee is responsible for oversight of ERM framework, which includes the following designated risk domains: credit, capital, liquidity, market, operations, cyber, compliance and regulatory, strategic and emerging, reputation, and conduct and culture, and which oversight includes:
•	oversight of the design, implementation and operation of the ERM Framework, approval of ERM policies, and risk monitoring practices by the Bank's enterprise risk management committee;
•	review reports related to the Bank's risk profile;
•	review of management's assessments in connection with the Bank's credit risk management and provide related reports to the Audit Committee;
•	review capital, liquidity, and interest rate risks within the business and advise the Board with respect to the adequacy of capital allocated;
•	oversight of regulatory compliance, operational and cyber risk; and
•	review adequacy of major insurance policies and coverage and related reports from the Bank's subsidiary, Eastern Insurance Group LLC.

The Risk Management Committee has authority under its charter to obtain advice and assistance from outside legal counsel other outside advisors as deemed appropriate to perform its duties and responsibilities.

Board Role in Risk Oversight

Our Board of Directors administers its internal controls and risk management oversight function directly and through its Audit, Compensation and Risk Management Committees. In general, management is responsible for the day-to-day management of the risks our Company faces, while the Board of Directors, acting as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Board of Directors has formed the Risk Management Committee to assist it in fulfilling its oversight responsibilities with respect to management’s identification, evaluation, management and monitoring of our Company’s critical enterprise risks, including major operational, strategic and financial risks inherent in our business.

The Board of Directors and the Audit Committee regularly discuss with management and our independent auditors our major risk exposures, their potential financial impact on our company, and the steps we take to manage these risks. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. In addition, the Audit Committee discusses policies with respect to our internal auditors and the independent auditors.

The Compensation Committee assesses whether our compensation arrangements encourage inappropriate risk-taking, and whether risks arising from our compensation arrangements are reasonably likely to have a material adverse effect on the Company. See “Compensation Disclosure and Analysis” below for information regarding the Compensation Committee’s assessment of risks arising from our compensation practices.

Board Refreshment

Our Board of Directors believes that our board represents a balance of experience in the industries served by our Company and in the financial and business communities, which provides effective guidance and oversight to management. Our Board of Directors also recognizes the desire to keep our Board of Directors “refreshed” and has adopted a policy limiting director tenure to age 75 for members. Directors retire at the end of the year in which they turn age 75.

Communications with Directors

Shareholders and other interested parties who wish to send written communications on any topic to our Board of Directors, or the presiding director of executive sessions of the non-employee and independent directors, may do so by addressing such communications to our Board of Directors, c/o Corporate Secretary, Eastern Bankshares, Inc., 265 Franklin Street, Boston, Massachusetts 02110. Communications will be distributed to the chair of the Board, the Lead Independent Director or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

Code of Business Conduct and Ethics

Our company’s Code of Conduct is applicable to all our employees, officers and directors, as well as those representing the Company in an official capacity. A current copy of our Code of Conduct is posted on our website at investor.easternbank.com under “Governance Documents” in the “Corporate Governance” section. We intend to satisfy disclosure requirements of the SEC and Nasdaq regarding amendments to, or waivers of, our Code of Conduct by providing information on our website.

Certain Relationships and Related Party Transactions

We review relationships and transactions between our Company and our directors, nominees for director, executive officers and their immediate family members to determine whether these individuals have a direct or indirect material interest in a transaction, based on the facts and circumstances. Directors and executive officers are canvassed in writing to determine whether such related party transactions exist or are under consideration, and are required under our Code of Conduct to disclose to us potential conflicts of interest with our Company.

SEC rules require us to disclose certain relationships and related party transactions our Company enters into with our directors, nominees for director, executive officers, owners of more than 5% of the outstanding shares of our common stock, or members of their immediate families. In accordance with the charter of the Nominating and Governance Committee and our written Related Party Transaction Policy ("RPT Policy"), the Nominating and Governance Committee is responsible for reviewing and approving related party transactions. If it is not feasible to approve related party transactions in advance, the Nominating and Governance Committee is permitted to ratify such transactions after the Company has entered into them, subject to the procedures and considerations described below.

The RPT Policy applies to any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

•the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year;
•the Company or any of its subsidiaries is a participant; and
•any related person has or will have a direct or indirect interest.

Under the RPT Policy, a related person is:

•A non-employee director (or nominee for election as director) or executive officer of the Company;
•any beneficial owner of more than five percent of our common stock; or
•any immediate family member of the foregoing.

Under the RPT Policy, a related entity is:

•Any entity (other than the Company or its subsidiaries), including non-for-profit or for-profit entities, of which a related person is an employee, executive officer, partner or principal, or in which a related person directly or indirectly owns at least a 10% equity interest;

•Any non-for-profit entity for which a related person serves as a director or trustee.

In addition, the RPT Policy provides that certain types of related party transactions are deemed to be pre-approved or ratified, even if the aggregate amounts involved exceeds $120,000, and do not require review or approval of the Nominating and Governance Committee. Such transactions include:

•Executive and director compensation;
•Certain transactions with companies for which the only relationship of a related person is as an employee, beneficial owner of less than a 10% equity interest, or in the case of partnerships, a partner if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company's total annual revenues;
•Ordinary course transactions, including financial services, personal loans, and business relationships, provided that they are made in the ordinary course of business on terms substantially the same as those prevailing at the time for comparable services provided to non-affiliates;
•Certain charitable contributions made by Eastern Bank or its affiliate Eastern Bank Charitable Foundation ("EBCF") to organizations where a related person is a director if the aggregate amount does not exceed the lesser of $500,000 or 2% of the donee's total annual expenses; and
•Transactions where a related person's interest arises solely from ownership of the Company's common stock and all holders of the stock receive the same benefit on a proportional basis.

The Nominating and Governance Committee is provided with the material facts of all transactions that require the Nominating and Governance Committee’s approval under the RPT Policy. In determining whether to approve or ratify a particular transaction, the Nominating and Governance Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Under the RPT Policy, a director is not permitted to participate in any discussion or approval of a transaction for which he or she (or an immediate family member) is the related person, and such director must provide the Nominating and Governance Committee with all material information concerning the transaction. If an approved transaction is ongoing, the Nominating and Governance Committee may establish guidelines for management to follow in its dealings with such person and will annually review and assess compliance with such guidelines, and whether the transaction remains appropriate for the Company.

Transactions with Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as Eastern Bank, to their executive officers and directors in compliance with federal banking regulations. At March 15, 2021, we had $8.5 million in deposits from and $1.6 million of loans to related persons and related entities, as defined in the RPT Policy. These loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Eastern Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at March 15, 2021 and were made in compliance with federal banking regulations.

Quincy L. Miller, our president and Bank vice chair, and an executive officer of our Company, serves as a member of the core leadership team of the New Commonwealth Racial Equity and Social Justice Fund ("Commonwealth Fund"), an initiative of The Boston Foundation, a non-profit foundation. The Commonwealth Fund provide grants and other essential support to community groups and coalitions in the Commonwealth of Massachusetts that are working to fight racism. As previously publicly disclosed, the EBCF made a commitment to donate $5.0 million to the Commonwealth Fund over five years, and in 2020, the EBCF made a $1.0 million donation to the Commonwealth Fund in fulfillment of such commitment. The Nominating and Governance Committee has ratified the 2020 donation by the EBCF in accordance with the terms of the RPT Policy.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table provides certain information regarding our executive officers who are not directors. Ages are as of the date of this Proxy Statement. Our executive officers serve at the discretion of our Board of Directors.

Name	Age	Position
Quincy L. Miller	46	President, Eastern Bankshares, Inc.; Vice Chair and President of Eastern Bank
James B. Fitzgerald	63	Chief Administrative Office, Chief Financial Officer & Treasurer, Eastern Bankshares, Inc.; Vice Chair, Chief Administrative Officer, Chief Financial Officer of Eastern Bank
Paul G. Alexander	56	Chief Marketing and Communications Officer of Eastern Bank
Steven L. Antonakes	52	Executive Vice President, Enterprise Risk Management of Eastern Bank
Barbara J. Heinemann	58	Executive Vice President, Consumer Banking of Eastern Bank
Kathleen C. Henry	48	Executive Vice President, General Counsel, Corporate Secretary of Eastern Bankshares, Inc.; Executive Vice President, General Counsel, Corporate Secretary and Chief Human Resources Officer of Eastern Bank
John F. Koegel	70	President & Chief Executive Officer of Eastern Insurance Group LLC; Executive Vice President, Eastern Bank
Jan A. Miller	70	Vice Chair, Chief Commercial Banking Officer of Eastern Bank
Nancy Huntington Stager	61	President and Chief Executive Officer of the Eastern Bank Charitable Foundation; Executive Vice President, Eastern Bank
Daniel J. Sullivan	60	Executive Vice President, Chief Credit Officer of Eastern Bank
Donald M. Westermann	43	Executive Vice President, Chief Information Officer of Eastern Bank

Executive Officers

Quincy L. Miller - President, Eastern Bankshares, Inc.; Vice Chair and President of Eastern Bank

Mr. Miller is President, Eastern Bankshares, Inc. and Vice Chair and President of Eastern Bank. Mr. Miller joined Eastern in 2016 as Chief Banking Officer and was promoted to his current position with the Bank in 2017. He oversees a number of departments, including our Consumer Banking businesses, Business Banking, Institutional Banking and Eastern Wealth Management, and with Chief Executive Officer, leads the overall strategic direction of Eastern. Prior to joining Eastern, Mr. Miller served as the President of Citizens Bank, Massachusetts, and President of its Business Banking division. He started his career in consumer banking at M&T Bank in New York City in 1997. Mr. Miller is a founding member of The New Commonwealth Racial Equity & Social Justice Fund. He also serves on the Board of Directors for The Boys and Girls Club of Boston, The Bottom Line, Blue Cross Blue Shield of MA, The Alliance for Business Leadership, The Greater Boston YMCA Board of Overseers, Board Emeritus of The Greater Boston Food Bank and Chair Emeritus of The Urban League of Eastern Massachusetts. Mr. Miller earned a B.A. in economics and business from Lafayette College and graduated from the Consumer Bankers Association’s Executive Banking School. He currently serves on the Board of The Consumer Bankers Association.

James B. Fitzgerald - Chief Administrative Office, Chief Financial Officer & Treasurer, Eastern Bankshares, Inc.; Vice Chair, Chief Administrative Officer, Chief Financial Officer of Eastern Bank

Mr. Fitzgerald is the Chief Administrative Officer, Chief Financial Officer and Treasurer of Eastern Bankshares, Inc. and Vice Chair, Chief Administrative Officer and Chief Financial Officer of Eastern Bank. Since joining Eastern in 2012, his responsibilities have included managing the Finance, Legal, Technology, Operations and General Services groups. He brings nearly 37 years of experience in the financial services industry to Eastern Bank. In 2009, Mr. Fitzgerald co-founded and was chief financial officer for NBH Holdings Corp., the bank holding company for Bank Midwest NA of Kansas City. Prior to that, Mr. Fitzgerald served as an executive vice president and chief financial officer at Citizens Financial Group for eight years. He began his career as a financial leader in mergers and acquisitions at First Fidelity Bancorp, Citizens Financial Group and Washington Mutual. Mr. Fitzgerald currently services as a trustee of the Massachusetts Taxpayers Association, a trustee of SBERA, and serves on the board of the Thompson Island Outward Bound Education Center. Mr. Fitzgerald earned his bachelor’s degree in finance at Lehigh University and his MBA at Fordham University.

Paul G. Alexander - Chief Marketing and Communications Officer of Eastern Bank
Mr. Alexander is the Chief Marketing and Communications Officer for Eastern Bank. Mr. Alexander joined Eastern in 2015 and since then has developed and executed marketing, communications and public relations strategies resulting in increases in brand equity and employee engagement – via the “Join Us For Good” campaign. Before Eastern, Mr. Alexander served as Executive Vice President and Chief Communications Officer for Liberty Mutual Insurance, where he held responsibility for all corporate brand marketing, advertising, communications, public relations, meeting management and event strategy, and major sports sponsorships. Before that he was Vice President of Global Advertising and Design for the Campbell Soup Company, a director of Advertising Development and a Brand Manager at Procter and Gamble. He began his career at Time Inc. as a Circulation Manager for Money Magazine. Mr. Alexander is on the Board of Directors of Skyword, a content marketing software and services company, and a member of the Board of the Ad Club of Boston. He is Treasurer, chair of the Finance Committee, and a member of the Executive Committee of the Board of the Association of National Advertisers. Mr. Alexander is Chair of the Board of Directors of The Partnership, Incorporated and he is on the Board of Trustees of the Museum of Fine Arts of Boston and Lahey Hospital and Medical Center. Mr. Alexander earned his undergraduate degree from Harvard College and MBA from Harvard Business School.

Steven L. Antonakes - Executive Vice President, Enterprise Risk Management of Eastern Bank

Mr. Antonakes is the Executive Vice President for Enterprise Risk Management at Eastern Bank. He oversees Eastern Bank’s Enterprise Risk Management function, which includes Bank Secrecy Act/Anti-Money Laundering, Compliance, Credit Risk Review, Information Security, Financial and Model Risk Management, and Operational Risk. He joined Eastern Bank in 2015 as Senior Vice President, Chief Compliance Officer, and was promoted to Senior Vice President, Director, Enterprise Risk Management in 2017. He was promoted to his current position in March 2018. Mr. Antonakes previously served as the Deputy Director and the Associate Director for Supervision, Enforcement, and Fair Lending at the Consumer Financial Protection Bureau. Prior to joining the Bureau, Mr. Antonakes served as the Massachusetts Commissioner of Banks from 2003 to 2010. Preceding his appointment as Commissioner, Mr. Antonakes served in a variety of managerial positions at the Division of Banks having joined the agency as an entry-level bank examiner in 1990. During his 25-year regulatory career, Mr. Antonakes staffed the Financial Stability Oversight Council, served as the first state-voting member of the Federal Financial Institutions Examination Council, Vice Chairman of the Conference of State Bank Supervisors, and as a founding member of the governing board of the Nationwide Multistate Licensing System. Mr. Antonakes earned his B.A. from Penn State University, an MBA from Salem State University, and a PhD in Law and Public Policy from Northeastern University.

Barbara J. Heinemann - Executive Vice President, Consumer Banking of Eastern Bank

Ms. Heinemann is Executive Vice President of Consumer Banking at Eastern Bank. She joined Eastern in 2001. She has served in her current role since 2017 and oversees Retail Banking, Private Banking, Mortgage Banking and the Customer Service Center, bringing more than 35 years of experience to her role. Ms. Heinemann was previously the Executive Vice President of Enterprise Risk Management overseeing Corporate Security, Corporate Compliance, Bank Secrecy Act Compliance, Information Security and Operational Risk Management Departments from 2014 to 2017. Prior to that she held the title of Executive Vice President, Chief Information Officer at Eastern with responsibilities for the Technology and Operations Divisions, and prior to that held various leadership positions within our Operations Department. Before joining Eastern, Ms. Heinemann spent more than 13 years with Cambridgeport Bank, where she was Director of Retail Banking and then served as Senior Vice President of Technology & Operations for seven years in addition to managing numerous enterprise-wide initiatives. She serves as a trustee of the North Shore Community College, holds Board seats on the North Shore Community College Foundation Board, the New England Automated Clearing House ("NEACH") Board, the NEACH Payments Group Board, and the Burbank Reading YMCA Board of Advisors. She earned an MBA from the University of Maryland and graduated from America's Community Bankers' National School of Banking at Fairfield University, and the Massachusetts Bankers' Association School of Financial Studies at Babson College.

Kathleen C. Henry - Executive Vice President, General Counsel, Corporate Secretary of Eastern Bankshares, Inc.; Executive Vice President, General Counsel, Corporate Secretary and Chief Human Resources Officer of Eastern Bank

Ms. Henry is Executive Vice President, General Counsel and Corporate Secretary of Eastern Bankshares, Inc. and Executive Vice President, General Counsel, Corporate Secretary and Chief Human Resources Officer of Eastern Bank. Ms. Henry joined Eastern Bank in 2016 as General Counsel and Corporate Secretary as a Senior Vice President and was promoted to Executive Vice President in 2018. She oversees a legal team responsible for managing the legal affairs of Eastern Bankshares, Inc. and its affiliates, including Eastern Bank and Eastern Insurance Group LLC. She also serves as the primary legal advisor to Eastern’s Board of Directors, Chief Executive Officer and senior management. She is responsible for serving as Secretary to the Boards of Directors of Eastern Bankshares, Inc. and Eastern Bank, directing all governance activities for Eastern Bankshares, Inc., Eastern Bank and their respective subsidiaries. Ms. Henry, who began serving as Chief Human Resource Officer in November

2020, also leads all aspects of talent acquisition and development and compensation and benefits, and is part of the leadership team focused on diversity, equity and inclusion. Before joining Eastern, she was General Counsel and before that Deputy General Counsel of Plymouth Rock Assurance Corporation, and a litigation partner at Choate, Hall & Stewart LLP, specializing in insurance and reinsurance litigation. Ms. Henry serves on the board of directors of the Political Asylum Representation Project, the Advisory Board for the Northeastern University School of Law’s Women in the Law Conference, as trustee of the Boston Bar Foundation and has served on numerous committees of the Boston Bar Association. She earned a B.A in journalism from Boston University and a J.D. from Northeastern University School of Law.

John F. Koegel - President & Chief Executive Officer of Eastern Insurance Group LLC; Executive Vice President, Eastern Bank

Mr. Koegel is President and Chief Executive Officer of Eastern Insurance Group LLC and Executive Vice President of Eastern Bank. Mr. Koegel first joined Eastern Insurance Group LLC in 2003 as Executive Vice President and was promoted to his current position in April 2019. He started his career with the Metropolitan Insurance Company and then worked at American Mutual Insurance Company. In 1989, he joined Allied American Insurance Agency, the predecessor of Eastern Insurance, where he had oversight for both personal and commercial lines. Mr. Koegel has served on the Board for the Massachusetts Association of Independent Agents. During that time he served on the Executive Committee and ultimately became Chairman. He earned a B.S. from Northwest Missouri State University.

Jan A. Miller - Vice Chair, Chief Commercial Banking Officer of Eastern Bank

Mr. Miller is currently a Vice Chair and the Chief Commercial Banking Officer of Eastern Bank. He joined Eastern as part of its acquisition of Wainwright Bank and Trust Company in 2010. Prior to joining Eastern, he served as President, Chief Executive Officer and director of Wainwright Bank and Trust Company since 1997 and prior to that served as Executive Vice President and Senior Lending Officer. Before joining Wainwright Bank, he spent 19 years with Shawmut National Corporation in a number of positions, including President and Director of Shawmut First County Bank and Business Line Manager, Business Banking, where he was responsible for all business banking activity for Shawmut throughout New England. He started his banking career at Bradford National Bank in Bradford, Vermont. Mr. Miller is a Past Chairman of the Board of both the Federal Home Loan Bank of Boston and the Massachusetts Bankers Association. Mr. Miller was an original member of the FDIC Advisory Committee on Community Banking and has served in various leadership positions in banking and community organizations throughout his banking career. Mr. Miller received his B.S. in Finance from Northeastern University.

Nancy Huntington Stager - President and Chief Executive Officer of the Eastern Bank Charitable Foundation; Executive Vice President, Eastern Bank

Ms. Stager is President and Chief Executive Officer of the Eastern Bank Charitable Foundation, an affiliate of the Company, and is Executive Vice President of Eastern Bank. Ms. Stager joined Eastern Bank in 1995 as Senior Vice President, Chief Human Resources Officer, and was promoted to Executive Vice President in 2008. She served as Chief Human Resources Officer until November 2020. Ms. Stager has led the Eastern Bank Charitable Foundation since 2001 and was appointed its first President and Chief Executive Officer in July 2019 In this role, she leads Eastern's philanthropy, volunteerism programming, and civic advocacy. Ms. Stager leads efforts to provide financial assistance and volunteers to support non-profit organizations across Eastern Bank’s footprint. She serves as a leading advocate for social justice issues in line with Eastern Bank’s advocacy platform. She is Board President for the Foundation for Business Equity, a private foundation started through a grant from Eastern Bank Charitable Foundation, which works with Black and Latinx businesses to build capacity and facilitate access to capital and contracts to enable growth. Ms. Stager serves on a number of community boards across the Greater Boston area. Ms. Stager earned a B.S. in Industrial and Labor Relations from Cornell University.

Daniel J. Sullivan - Executive Vice President, Chief Credit Officer of Eastern Bank

Mr. Sullivan is Executive Vice President and Chief Credit Officer of Eastern Bank. Mr. Sullivan joined Eastern Bank in 1996 as Director of Managed Assets and was promoted to Chief Credit Officer in 2001. He oversees all credit underwriting, credit training, managed assets and default management for the Bank. He also serves as chair of the Credit Policy and Credit Committee, where credit policies and larger credit requests are approved. In addition, he oversees all loan portfolio reviews. Prior to joining Eastern Bank, Mr. Sullivan was a vice president at Shawmut Bank, where he worked in loan workout and as a commercial relationship manager. Mr. Sullivan is an active member of the Risk Management Association (“RMA”) at the national and local levels and is certified by the RMA in credit risk management. He earned a B.S. in Economics from the University of Lowell.

Donald M. Westermann - Executive Vice President, Chief Information Officer of Eastern Bank

Mr. Westermann is an Executive Vice President and the Chief Information Officer at Eastern Bank. He joined Eastern in 2007 as Senior Vice President, Technology Engineering & Operations, a position he held until 2010. He served as Senior Vice President, Chief Technology Officer from 2010 to 2015, when he was promoted to Executive Vice President, Chief Information Officer. Currently, he leads the Technology, Operations and Eastern Labs Teams, and is responsible for all aspects of the technology, operations and innovation strategy for Eastern, including digital, cyber-security, innovation, software engineering, data management, and delivery. Prior to joining Eastern, Mr. Westermann served as a Senior Manager with Grant Thornton and before that served as a consultant with Arthur Andersen, in each case in positions focused on technology and management information systems. Mr. Westermann earned a B.S. in Business Administration and Management Information Systems from Villanova University and an MBA from the Sloan School of Management of the Massachusetts Institute of Technology.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis (“CD&A”) describes the objectives and elements of the Company’s executive compensation program and discusses the 2020 compensation earned by our NEOs listed below. It also explains the rationale for the Compensation Committee’s 2020 executive compensation decisions.

The year 2020 was unprecedented in our 200+ year history as we transitioned to a publicly traded company in the midst of a global pandemic. As an emerging growth company (“EGC”), we are not required to include a CD&A section in our annual proxy statement; however, the Company is committed to providing robust compensation disclosures. Under SEC rules for EGCs, we are including executive compensation for the following three NEOs:

Executive Officer	Title
Robert F. Rivers	Chief Executive Officer and Chair
Quincy L. Miller	President and Vice Chair
James B. Fitzgerald	Chief Financial Officer, Chief Administrative Officer & Treasurer

Executive Summary

Business Overview

We are a Massachusetts-chartered bank that has served the banking needs of our customers since 1818. 2020 was a milestone year in our history as we converted from a mutual to a publicly traded company. Our business philosophy remains unchanged: to operate as a diversified financial services enterprise providing a broad array of banking and other financial services primarily to retail, commercial and small business customers. Highlights from 2020 include:

•We had total assets of $16.0 billion and $11.6 billion at December 31, 2020 and 2019, respectively.
•We manage our business under two business segments: our banking business, which contributed $495.0 million (which is 83.7%, of our total income for the year ended December 31, 2020), and our insurance agency business, which contributed $96.7 million (which is 16.3%, of our total income for the year ended December 31, 2020). Our banking business consists of a full range of banking, lending (commercial, residential and consumer), savings and small business offerings, including our wealth management and trust operations that we conduct through our Eastern Wealth Management division.
•Net income for 2020 (computed in accordance with generally accepted accounting principles in the United States ("GAAP")) was $22.7 million, as compared to $135.1 million for 2019. Net income for 2020 and 2019 included items that are considered noncore, which are excluded for purposes of assessing operating earnings. Net operating earnings, a non-GAAP financial measure, for 2020 were $102.1 million compared to net operating earnings of $129.7 million for 2019, representing a 21.3% decrease. This decrease was largely driven by an increase in the provision for credit losses and a decrease in net interest income, both of which are attributed to the COVID-19 pandemic.
•Total income for 2020 was $579.6 million, net of interest expense.
•Deposits increased by $2.6 billion, or 27.3%, to $12.2 billion at December 31, 2020 from $9.6 billion at December 31, 2019. This increase was primarily the result of an increase in demand deposits of $1.4 billion, an increase in interest checking deposits of $566.2 million, and an increase in money market deposits of $429.5 million. The average cost of deposits fell from 0.29% in 2019 to 0.10% in 2020.

Our Compensation Committee uses net operating earnings, a financial measure that is derived from net income calculated in accordance with GAAP, to measure the performance of our NEOs. This non-GAAP financial measure is not meant to be considered superior to or a substitute for net income prepared in accordance with GAAP. We believe this measure allows us to compare results consistently between periods and to exclude certain items that may not be indicative of our core business, operating results or future outlook. Our Compensation Committee uses this non-GAAP financial measure as a basis for compensation decisions relating to our short-term incentive compensation as described below. A reconciliation of net operating earnings presented above to the most comparable GAAP financial measure is included in Annex A to this Proxy Statement.

Compensation Highlights

2020 Executive Compensation Program Decisions

The 2020 Executive Compensation Program decisions were made while the Company was still a mutual holding company and thus the 2020 Executive Compensation Program itself does not reflect equity awards. The Compensation Committee, with the support of its independent compensation consultant, Willis Towers Watson, made the following decisions pertaining to the 2020 Executive Compensation Program in accordance with its desire to attract, retain and motivate our highly skilled, talented executives:

Base Salary	NEOs’ salaries were adjusted between 4.5% and 4.7% as part of the annual executive compensation review based in part on peer market data as provided by Willis Towers Watson.
Annual Short-Term Incentives
Short Term Incentives for the NEOs were below target and ranged from 64% of salary for Mr. Rivers and 42% of salary for Messrs. Miller and Fitzgerald. These awards reflect both the financial performance of the Company in 2020, which was challenged as a result of the COVID-19 pandemic, and the strong individual performances of the NEOs in successfully driving a number of key strategic initiatives.

One-Time Discretionary Awards
As a result of leading Eastern Bank’s response to the Paycheck Protection Program and its successful IPO, Messrs. Miller and Fitzgerald received one-time discretionary cash awards of $110,000 and $220,000 respectively.

Long-Term Incentives
No long-term incentive grants were awarded in 2020. Long-term incentive plan grants made in 2016 that matured on December 31, 2020 were paid in 2021. Long-term incentive plan awards are designed to reward NEOs for executing on longer term financial performance (measured as growth in capital and more recently, retained earnings) and safety and soundness objectives in support of the Company’s strategic plan.

Employment Agreements
No changes were made to the employment agreements the Company has in place with Messrs. Rivers and Miller. Change in control agreements, reflecting a double trigger, were put in place with the Named Executives Officers (and senior executive team) as part of the Company's Conversion (as defined below).

Future Executive Compensation Program Decisions

Now that the Company has completed the conversion from a mutual to a publicly traded company (the "Conversion"), the Compensation Committee is reviewing certain aspects of its executive compensation program to better align with public company compensation programs and shareholder value creation. Cash-based long-term incentive grants were not made in 2020 in anticipation that the Company may adopt equity-based long-term incentive plans subject to shareholder approval. The Compensation Committee also plans to review its Supplemental Executive Retirement Plan, as described further below, in coordination with its decision to focus long-term compensation on shareholder value creation going forward. The short-term annual cash incentive program also is under review, and the Compensation Committee did not increase salaries in 2021 for the NEOs or any members of the senior executive leadership team (other than two non-NEOs who received market adjustments). In making any changes to the Executive Compensation program, the Compensation Committee will work closely with management to ensure the changes align with the Company’s compensation philosophy of attracting, retaining and motivating high-caliber executives to achieve the short-term and long-term goals of the Company while creating long-term shareholder value.

Shareholder Advisory Votes on Executive Compensation

The Company highly values input from its shareholders and the Compensation Committee plans to incorporate this feedback when making compensation decisions going forward. As such, the Company is voluntarily seeking a say-on-pay vote and an advisory vote to hold such say-on-pay votes on annual basis, though neither is a requirement as an EGC. Please see Proposals 2 and 3 in this Proxy Statement for more information.

Compensation Governance Practices

The Company has in place the following executive compensation best practices and policies which promote sound compensation governance and are in the best interests of our shareholders:

What We DO	What We Don’t Do
☑ Long-time independent Compensation Committee (including prior to being a publicly-traded company)	☒ No guaranteed incentive payments
☑ Performance-based variable compensation through formal incentive programs	☒ No uncapped non-sales incentive plans
☑ Annual incentive plan risk assessments	☒ No significant/excessive perquisites
☑ Benchmarking against a relevant peer group	☒ No tax gross-ups
☑ Double trigger for change in control payments	☒ No severance benefits exceeding 3x base salary and annual cash bonus
☑ Clawback policy
☑ Anti-hedging and pledging provisions
☑ Stock ownership guidelines
☑ Independent compensation consultant

What Guides Our Program

Philosophy and Objectives of Executive Compensation

Our executive compensation philosophy is to attract, motivate, and retain the executive talent we need to achieve the short-term and long-term goals of the Company while creating long-term shareholder value through the implementation of sound compensation principles and policies. These principles include paying for performance, ensuring equity, fairness and non-discrimination in pay and compensation risk mitigation.

Elements of Compensation

Our compensation is comprised of four elements: base salary, annual short-term incentive awards, long-term incentive awards, and benefits.

Element of Compensation	How it is Paid	Key Objectives
Base Salary	Cash	Driven primarily by a NEO’s demonstrated value to the Company and market competitiveness, base salaries are reviewed annually and are set to attract and retain highly skilled, talented executives
Annual Short-Term Incentive (“STI”) Awards	Cash	Incentivizes a NEO to achieve short term (annual) financial and strategic goals, with much greater weighting toward Company performance than individual performance when determining award size
Long-Term Incentive (“LTI”) Awards*	Cash*	Most recently granted in 2019, LTI awards provide incentives for NEOs to execute on longer term financial performance (growth in capital and more recently, retained earnings) and safety and soundness objectives in support of the Company’s strategic plan
Benefits	Cash & Other	NEOs participate in a defined benefit pension plan, a 401(k) plan, limited perquisites and other personal benefits. Retirement benefits provide the ability for retirement savings and were the primary vehicle for long-term compensation as a mutual. Perquisites were limited to those that assist the NEOs in the fulfilment of their duties
* Grants under the LTI Plan were last made in 2019; the Company does not currently have a shareholder-approved equity-based long-term incentive plan through which to make equity grants to NEOs.

In connection with our IPO, the Company adopted an Employee Stock Ownership Plan (“ESOP”), as described below, and our NEOs received their first stock allocation under the ESOP for fiscal year 2020 in March of 2021. The ESOP is not an incentive plan. Rather, shares purchased by the ESOP’s trustee for a particular year are allocated among eligible ESOP participants on the basis of each participant’s proportional share of compensation relative to the compensation of all participants.

Pay Mix

Our executive compensation includes a mix of base salary, STI grants and LTI grants. The Company does not have a formal policy regarding the allocation of compensation for its NEOs among these three core compensation elements. A material portion of the targeted total compensation opportunity for each of our NEOs is directly tied to the financial performance of the Company relative to the applicable compensation plan and relative to the peer group noted above. The CEO’s compensation has a greater emphasis on variable compensation than that of the other two NEOs because his actions have a greater influence on the performance of the Company as a whole. For 2020, a significant amount of total direct compensation was variable: 67.4% for the CEO, 64.9% for Mr. Miller and 67.1% for Mr. Fitzgerald.

Process for Determining Executive Officer Compensation

The Role of the Compensation Committee

The Compensation Committee is composed entirely of directors who meet the Nasdaq standards for independence, including the heightened standards applicable to compensation committee members. The Compensation Committee oversees executive compensation of our executive officers, including our NEOs, and is comprised of independent, non-employee members of the Board of Directors. The Compensation Committee regularly reviews the structure of our executive compensation program to ensure it aligns with Company strategy, philosophy, market practices, risk tolerance and now that the Company is publicly traded, the interests of our shareholders. The Compensation Committee reviews compensation and performance of peer companies (detailed below) as it considers executive compensation. The Compensation Committee’s specific responsibilities are set forth in its charter, which can be found on the Company’s Investor Relations website at investor.easternbank.com under “Governance Documents” in the “Corporate Governance” section. The Compensation Committee approves all NEO compensation, other than that of our CEO, including base salary, short term incentives and long-term incentives. The Compensation Committee also recommends our CEO’s compensation, which is approved by the independent members of the Board.

The Role of Management

Select senior members of our management team attend regular meetings of the Compensation Committee at which executive compensation, Company performance, peer group, market and competitive compensation levels and compensation policies and practices are discussed, including in executive session without management present. However, only members of the Compensation Committee vote on decisions about NEO compensation. Our CEO is not involved in decisions or deliberations about his own compensation, but he does make recommendations regarding non-NEO executive compensation in consultation with the Compensation Committee.

The Role of Our Independent Compensation Consultant

The Compensation Committee has the authority to engage its own advisors to assist it in carrying out its responsibilities. As part of its oversight of executive compensation and director compensation, the Compensation Committee seeks input from its independent compensation consultant. In connection with 2020 executive compensation decisions, the Compensation Committee engaged Willis Towers to advise the Compensation Committee on the amount and form of executive compensation. In December 2020, the Compensation Committee engaged Pearl Meyer as its new independent compensation consultant. In the instance of either firm, the independent compensation consultant reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee has conducted an independence assessment of both Willis Towers and Pearl Meyer in accordance with SEC and Nasdaq listing rules. Based on this review and in reliance upon a letter from each firm confirming its respective independence based on factors set forth in the Nasdaq rules for compensation committee advisors, the Compensation Committee determined that each firm is an independent advisor.

The Role of Peer Market Data

With the assistance of its independent compensation consultant, the Compensation Committee utilizes a peer group of publicly traded companies to benchmark executive compensation programs and practices and compare key performance metrics. For 2020, our compensation peer group included the following 16 companies, all of which are publicly traded commercial banks:

Atlantic Union Bankshares Corporation	CVB Financial Corporation	Pacific Premier Bancorp, Inc.
Banc of California, Inc.	First Midwest Bancorp Inc.	Provident Financial Services, Inc.
Berkshire Hills Bancorp Inc.	Fulton Financial Corporation	Umpqua Holdings Corporation
Boston Private Financial Holdings	Independent Bank Corp.	Webster Financial Corporation
Community Bank System Inc.	Investors Bancorp Inc.
Columbia Banking Systems, Inc.	NBT Bancorp Inc.

The Compensation Committee uses a criteria-based approach in selecting peer companies. The criteria includes: financial institutions of similar size (asset size ranging from .05x to 2.5x the Company’s size); similar major business line mix; location (East or West coasts or in major metropolitan areas where talent acquisition and compensation can be more competitive; and those that compete with the Company for business and talent.

In addition to peer group data, the Compensation Committee also considers other factors when setting NEO compensation including the skill sets of the NEOs, their individual performances, Company performance, retention risk, their tenure with the Company and succession planning.

Our 2020 Executive Compensation Program in Detail

Base Salary

As noted above, base salaries of our NEOs are set at a level to maintain market competitiveness in attracting and retaining highly skilled, talented executives. Base salaries of NEOs are reviewed annually by the Compensation Committee, and any increases are driven primarily by a NEO’s demonstrated value to the organization, as well as internal equity, and market competitiveness. Merit increases are awarded based on individual performance, and are made in accordance with a merit budget, which is determined annually based on market conditions and the Company’s overall budget. Separate merit increases may be established for different positions or levels, based on market conditions. For fiscal year 2020, the Compensation Committee approved base salary increases for each of the NEOs as indicated below. For fiscal year 2021, the Compensation Committee has approved no salary increases for executive officers, other than for two non-NEO executive officers who received market-based adjustments.

	Fiscal Year 2019 Salary	Fiscal Year 2020 Salary	Percentage Increase
Robert F. Rivers Chief Executive Officer and Chair of the Board of Directors	$950,000	$995,000	4.7%
Quincy L. Miller President and Vice Chair	$550,000	$575,000	4.5%
James B. Fitzgerald Chief Administrative Officer, Chief Financial Officer and Treasurer	$550,000	$575,000	4.5%

Annual Short-Term Incentive Plan

Our NEOs are eligible to earn annual performance-based cash incentives under the Company’s short-term incentive plan, called our Management Incentive Plan (“MIP”). NEO MIP awards are weighted 70% on Company performance and 30% for individual performance. MIP awards are capped and can range from 0% to 120% of base salary for the CEO, and 0% to 80% of base salary for Messrs. Miller and Fitzgerald.

	Minimum % of Base Salary (1)	Target % of Base Salary (1)	Maximum % of Base Salary (1)
Robert F. Rivers	40%	80%	120%
Quincy L. Miller	25%	50%	80%
James B. Fitzgerald	25%	50%	80%
(1)For purposes of MIP calculations, "Base Salary" refers to a NEO's year-end base salary rate

NEOs' awards are determined using two performance components: corporate performance and individual performance. Goals for each performance component are established annually by the Compensation Committee.

For 2020, the goals for the corporate performance component of the MIP included financial performance goals and key Company initiatives:

•Obtaining regulatory and corporator approval of the Conversion and IPO;
•Maintaining strong compliance ratings from the Company's regulators;
•Financial results of $102.1 million of after-tax core net income for the year (excluding costs associated with the IPO, including the donation of stock to the Eastern Bank Charitable Foundation valued at $91.3 million), also known as net operating earnings; and
•Successful operation as a public company.

For 2020, the Board of Directors determined that the three non-financial corporate performance goals had been met, with financial results of after-tax core net income below goal, resulting in a “2” performance rating . As such, the corporate performance component was funded at 85% of target.

The Compensation Committee established individual performance goals for each NEO at the beginning of 2020:

•Mr. Rivers – Received the highest individual performance rating, based on the results of the CEO performance evaluation, which considered his performance against the following four goals: (1) successful implementation of IPO/growth; (2) 2020 business plan; (3) organizational development; and (4) brand, community and industry leadership.
•Mr. Miller – Received the highest individual performance rating, based upon his outstanding leadership of Eastern Bank's Consumer and Business Banking and Wealth Management lines of business to strong results, highlighted by record mortgage loan production, and its tenth consecutive year as the top U.S. Small Business Administration lender in New England, despite COVID-19 pandemic-related challenges.
•Mr. Fitzgerald – Received the highest individual performance rating, based upon his leadership as Chief Administrative Officer, with significant accomplishments within the areas of Technology, Operations, and Facilities such as the transition of over 60% of employees to remote work environments and the completion of the upgrade of our online and mobile banking platforms.

For 2020, the Compensation Committee approved MIP awards as described below:

	Corporate	Individual	MIP Award Earned in 2020 ($) (1)	MIP Award as % of Base Salary (2)
Robert F. Rivers	$278,600	$358,200	$ 637,000	64%
Quincy L. Miller	$101,000	$138,000	$ 239,000	42%
James B. Fitzgerald	$101,000	$138,000	$ 239,000	42%
(1)Final award amounts are rounded up to the nearest thousand
(2) For purposes of MIP calculations, "Base Salary" refers to a NEO's year-end base salary rate

The Compensation Committee is evaluating the MIP in 2021 to determine any changes in light of the Company’s IPO and to align the program with shareholder value creation.

Cash Bonuses

In addition to the MIP award, the Compensation Committee approved a discretionary, one-time cash bonus for Mr. Miller of $110,000 in recognition of the leadership role he played in Eastern Bank’s successful response to the Small Business Administration’s Paycheck Protection Program ("PPP"), pursuant to which the Bank made $1.2 billion in loans, resulting in $13.9 million of net fee income in 2020. The Compensation Committee also approved a one-time cash bonus for Mr. Fitzgerald of $220,000 in recognition of his considerable role in executing the Company's successful IPO in a difficult market environment affected by the global COVID-19 pandemic, which offering raised $1.7 billion in capital.

Long-Term Incentive Plan

Eastern’s Long-Term Incentive Plan (“LTIP”) is a deferred compensation plan designed to link incentive compensation of NEOs and (other selected executive and senior officers) to the growth of Eastern’s capital or, after the IPO, Eastern’s retained earnings.

2020 Awards

The Compensation Committee did not make LTIP grants in 2020 and does not plan to grant them in 2021, in anticipation of the Company's future adoption of equity-based long-term incentive plans, which will be subject to shareholder approval.

Vesting of Previous LTIP Awards

Long-Term Incentive Plan awards (“LTIP awards”) granted by the Compensation Committee are based on targets for cash compensation over a five-year grant cycle and represent a percentage of the NEO’s base salary in the year granted. For example, for the 2016 grant year, which awards matured December 31, 2020, the target amounts for Messrs. Rivers, Miller and Fitzgerald represented 60% of their 2016 base salary. The most recent LTIP awards were granted in 2019.

Generally, LTIP awards were made in June and valued as of December 31 of each year in the five-year grant cycle for such award. LTIP awards generally are paid in a taxable lump sum, less applicable withholdings, in the calendar year following the last year of the five-year grant cycle. For example, the LTIP awards granted to our NEOs in June of 2016 matured on December 31, 2020 and were paid in March 2021 (including interest from the maturity date through the payment date).

The value of the remaining outstanding LTIP awards will continue to be based primarily upon growth in Eastern’s capital or adjusted retained earnings, as applicable, and will not be tied to the value of our common stock. In calculating the growth in capital and adjusted retained earnings for periods after the IPO for purposes of LTIP target amounts, our Board of Directors excludes the proceeds from the IPO, as well as a theoretical return on the reinvestment of such proceeds partially offset by any direct and indirect costs of the offering, including incremental expenses required by the Conversion in connection with the IPO. After the five-year grant cycle for an LTIP award ends and the final appreciation is determined based on the cumulative growth in Eastern’s capital or adjusted retained earnings, as applicable, the Board of Directors may apply a modifier in its discretion based on the Company's performance. The modifier can increase or decrease the value of the LTIP awards by up to 20%, as applied to the cumulative appreciation, to determine the final value of the LTIP awards then due to be paid. The two factors used by the Board of Directors to determine the application of the modifier are the Company’s performance during the prior five-year period relative to the group of peer banks and the Board of Directors’ assessment of management’s performance during the prior five-year period, using an assessment framework similar to the six-factor Uniform Financial Institutions Rating System commonly referred to as CAMELS ratings.

In March 2021, Messrs. Rivers, Miller and Fitzgerald received payments of $1,409,340, $704,670 and $704,670 respectively, for LTIP awards made in 2016 and that matured on December 31, 2020. These amounts include interest paid thereon from the maturation through the payment date. These payments reflect the Board of Directors' application of a +20% modifier recommended by the Compensation Committee based on both very strong Company performance as compared to peer banks over the past five years and strong FDIC Improvement Act Safety & Soundness Exam ratings over the same period. The table below shows for Messrs. Rivers, Miller and Fitzgerald the amounts that we paid for LTIP awards that were granted in 2016 and matured on December 31, 2020 (paid in March 2021 and including interest), as well as the estimated values as of December 31, 2020 of LTIP awards granted in 2017 through 2019. The value of LTIP awards granted in 2017 through 2019 will change, as described above, based primarily on the cumulative growth in our capital or adjusted retained earnings, as applicable. The LTIP was “frozen” in 2020, such that no awards were made after 2019, although payments for past LTIP awards will be provided in accordance with their terms. Outstanding LTIP awards are subject to three-year vesting with accelerated vesting for participants who satisfy retirement eligibility. Mr. Rivers and Mr. Fitzgerald are fully vested in all of their LTIP awards.

Long-Term Incentive Plan Payments (Grant Year / Payment Year)
	Estimated Values as of December 31, 2020
	Granted 2016 Payable in 2021(1)	Granted 2017 Payable in 2022 (2)	Granted 2018 Payable in 2023 (2)	Granted 2019 Payable 2024 (2)	Total
Robert F. Rivers	$1,409,340	$1,482,000	$1,090,720	$430,800	$4,412,860
Quincy L. Miller	$704,670	$494,000	$401,000	$143,600	$1,743,270
James B. Fitzgerald	$704,670	$494,000	$401,000	$143,600	$1,743,270

(1)These amounts include interest paid thereon from the date of maturation through the date of payment.
(2)Values for LTIP awards payable in 2022-2024 are estimated as of December 31, 2020 and subject to change under the terms of the LTIP.

Other Programs

Benefit Plans

401(k) Plan. Our 401(k) Plan allows executives and other plan participants to make elective deferrals of their compensation to the 401(k) Plan up to limits of the Internal Revenue Service ("IRS") and in 2020 the Company made a safe harbor contribution to eligible participants’ accounts equal to 3% of the participant’s plan compensation earned during the plan year subject to IRS limits.

Employee Stock Ownership Plan. In connection with the Company's IPO, Eastern Bank adopted the ESOP, an employee stock ownership plan, for eligible employees. At the time of the offering, the ESOP trustee purchased 14,940,652 shares of the Company’s common stock funded with a loan from the Company. The loan will be repaid principally through Eastern Bank’s contribution to the ESOP and dividends, if any, payable on common stock held by the ESOP over the term of the loan. The ESOP’s independent trustee holds the shares purchased by the ESOP in an unallocated suspense account, and releases shares on a pro-rata basis as the loan is repaid. Released shares are allocated among participants on the basis of each participant’s proportional share of compensation relative to the compensation of all participants. In December 2020, a portion of the loan was repaid, and in March 2021, the ESOP trustee allocated shares to eligible participants for the first time. The allocation was made in respect of the post-IPO portion of 2020. Mr. Rivers, Miller and Fitzgerald each received allocations of 104 shares (fractional shares have been rounded down). The Company expects that allocations will be made annually to eligible participants in accordance with the terms of the ESOP.

Defined Benefit Pension Plan. Eastern Bank provides pension benefits to its employees, including our NEOs, through membership in the Savings Bank Employees’ Retirement Association (“SBERA”). The plan is a noncontributory, defined benefit plan. Our annual contribution to the defined benefit plan is based upon standards established by the Pension Protection Act. Effective November 1, 2020, the defined benefit pension plan converted from a “traditional pension plan” with a benefit formula based on age, service and salary, to a “cash balance” defined benefit plan. This conversion is expected to result in cost savings for the Company.

Supplemental Executive Retirement Plan. Eastern maintains a supplemental executive retirement plan (“SERP”), in which Messrs. Rivers, Miller and Fitzgerald currently participate. Under the SERP, each executive becomes entitled to receive a benefit following his or her separation from service. During the executive’s service with the Company, his account is credited monthly by Eastern Bank at 20% of his salary and 20% target short-term incentive (subject to adjustment when the actual short-term incentive is determined). Each executive’s SERP benefit vests over a 10-year period commencing at 50% after five years of service and 10% each year thereafter. However, a participant will be fully vested if retirement eligible or upon death or disability. Messrs. Rivers and Fitzgerald are fully vested due to being retirement eligible. The Company is reviewing the SERP in 2021.

Benefits Equalization Plan. Eastern Bank maintains a non-qualified benefits equalization plan (“BEP”) to provide a pension supplement to restore pension benefits for employees who are not eligible for the SERP and whose compensation exceeds the annual statutory compensation maximum that can be considered under the defined benefit plan, and/or exceeds the annual permitted pension benefit amount under the Internal Revenue Code. The benefit formula is the same as provided in the defined benefit pension plan, with an offset for benefits provided by that plan. Benefits generally are paid in a lump sum in the

January following retirement or death. In connection with the conversion of the defined benefit pension plan to a cash balance plan, the BEP was also amended to a cash balance format on November 1, 2020. None of the NEOs participated in the BEP in 2020.

409A Deferred Compensation Plan. Eastern Bank maintains a 409A Deferred Compensation Plan (“409A Plan”) that allows directors and selected executives of Eastern Bank to defer compensation under a non-qualified deferred compensation plan. As of December 31, 2020, none of the NEOs participated in the 409A Plan. Amounts deferred are fully vested. Although employer contributions are permitted, none have been made to date.

Executive Perquisites

Executive perquisites are not a core component of our executive compensation program. We do offer, however, our NEOs allowances for automobiles, gas and parking. Our NEOs are entitled to reimbursement for costs associated with membership in a country club, but all of our NEOs declined to accept these club fees in 2020.

Compensation Practices, Policies and Guidelines

Clawback Policy

The Compensation Committee believes that it is a compensation governance best practice and a reinforcement of the Company’s compensation philosophy to have in place a Clawback Policy, which calls for the recovery of incentive-based compensation awards to the NEOs, other executive officers and other covered employees if the relevant performance measure upon which the award is based is restated in a manner that would reduce the size of an award. The Clawback Policy empowers the Compensation Committee to recover such excess compensation received during the three completed fiscal years preceding the date on which the Board of Directors determines an accounting restatement is required to be filed with the SEC to correct a material non-compliance with any financial reporting requirements under applicable securities laws.

Stock Ownership Guidelines

The Company’s Board of Directors believes that the Company’s directors, including the CEO, should hold meaningful equity ownership positions in the Company, in part to align directors’ interests with those of the Company’s shareholders. Accordingly, the Board of Directors has adopted the stock ownership guidelines set forth below. Each director is expected to achieve the applicable stock ownership threshold within five (5) years of either the date of implementation of these stock ownership guidelines (June 2020) or the date the director is first elected to the Board of Directors, whichever is later; each director’s stock holdings will be valued annually:

•Non-employee directors shall hold five times the value of their cash retainers in shares of the Company’s stock;
•The CEO shall hold four times the value of his or her annual base salary in shares of the Company’s stock; and
•Any director who serves as an executive officer, other than the CEO, will be required to hold multiples of the value of his or her base salary in shares of the Company’s stock, depending on the position and as established by the Compensation Committee.

Anti-Hedging and Anti-Pledging Policy

The Company has an Insider Trading Policy that, among other things, prohibits all of our employees (including officers) and directors from engaging in hedging or other speculative transactions relating to shares of the Company’s stock. Prohibited transactions include short sales, derivative securities (such as put and call options, or other similar instruments) and other hedging transactions (such as equity swaps, prepaid variable forwards, or similar instruments), or any transactions that have or are designed to have the effect of hedging or offsetting any decrease in the market value of the Company’s securities. In addition, Section 16 officers and directors are generally prohibited from holding the Company’s securities in a margin account or otherwise pledging the Company’s securities as collateral for a loan.

No Tax Gross Ups

Our Compensation Committee has determined that no tax gross-ups for purposes of excess parachute payments under Section 280G ("Section 280G") of the Internal Revenue Code of 1986, as amended ("Code") shall be provided to our executives as part of our executive compensation program. The dollar amount of the severance payment due under our CiC Agreements (as defined and further described below) will not be reduced in order to avoid an excess parachute payment under Section 280G, except in circumstances in which the application of the excise tax under Section 4999 of the Code (“Section 4999”) on the full amount of severance and other compensation deemed to be an excess parachute payment under Section 280G would leave the executive with a lower net after-tax amount than having the severance and other compensation reduced to the extent necessary so the excise tax would not apply. In circumstances in which the amount of severance and other compensation deemed to be a parachute payment under Section 280G is not reduced, the executive would owe the excise tax under Section 4999 and would not be entitled to a gross-up or reimbursement of that excise tax payment under his or her CiC Agreement.

Double-Trigger Change in Control Agreements

In connection with the IPO in 2020, the Company entered into change in control agreements (“CiC Agreements”) with the NEOs and its most senior executive officers. With certain exceptions noted below, the CiC Agreements are substantially similar to each other, and provide that if, during a potential change in control period or within 18 months after the consummation of a change in control, the executive’s employment is involuntarily terminated for reasons other than for “cause,” disability or death, or the executive voluntary resigns for “good reason,” the executive would be entitled to a lump sum severance payment equal to a multiple of (a) his or her base salary, plus (b) the greater of the executive’s annual bonus for the year in which the termination occurred and the average of the executive’s bonuses for the three (3) years immediately preceding the year in which the termination occurred. For Messrs. Rivers and Miller, the applicable multiplier is 300%; for each of the other executives including Mr. Fitzgerald, the multiplier is 200%. As noted above, any payment required under the CiC Agreements will be reduced to the extent necessary to avoid penalties under Section 280G, but only if such reduction would result in a higher after-tax amount to the executive. In exchange for the lump sum severance payments and other benefits, the CiC Agreements provide for certain post-employment obligations with respect to the executive’s ability to compete with the Company and solicit our employees or customers.

Severance Agreements

The provision of reasonable severance benefits can be important in recruiting and retaining key executives. Thus, the Company has in place separate agreements with two NEOs, Messrs. Rivers and Miller, governing certain terms of their employment with and separation from the Company in circumstances not involving a change in control of Eastern. Under the terms of those agreements, in the event an executive is terminated for cause, the executive will receive all earned but unpaid salary, all accrued but unused vacation pay, vested and accrued bonuses or other incentive compensation, and reimbursements for any reasonable, necessary and properly documented expenses. In the event of termination without cause, in addition to the payments outlined above, the Company will pay to the executive within 60 days of his termination a lump sum payment equal to 200% of his annual base compensation plus a prorated share of the annual incentive payment to which the executive would have been eligible under the MIP (described above) during the calendar year in which the termination date falls. The executive will also receive full vesting of benefits in existing grants under Eastern Bank’s LTIP. If Mr. Rivers elects COBRA coverage, Mr. Rivers will also receive 24 months of continued participation in Eastern group health and dental insurance plans, with Eastern Bank paying or reimbursing Mr. Rivers for the cost of such premiums, and Mr. Miller will receive a lump sum payment equivalent to 24x the amount of Eastern’s standard monthly contributions to Mr. Miller’s Eastern Bank group health and dental insurance premiums. The agreements provide for certain restrictive covenant obligations, which include each of Messrs. Rivers and Miller agreeing not to solicit customers and employees of Eastern Bank during their employment with Eastern Bank and continuing for a period ending 24 months following their termination of employment. In addition, Mr. Miller’s agreement also specifies that while he is employed, he will receive an annual base salary of not less than $450,000 (subject to adjustment), discretionary incentive and/or bonus compensation, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans, an automobile allowance of $700 each month, and reimbursement of country club membership fees, if sought. Mr. Rivers’ agreement does not address compensation or benefits during employment.

Risk Assessments of Incentive Compensation Plans

The Company conducts a continuous review of compensation programs from design to actual results. This helps ensure that employees are not driven to take excessive risk that could have a significant negative impact on the Company’s annual results or future safety and soundness of the institution. The Company’s compensation philosophy is “risk-reflective,” meaning the pay structure and programs are created to appropriately reward the returns from acceptable risk-taking through optimal pay mix, performance metrics, calibration and timing. Employees eligible for incentives or commissions for new business are not permitted to make credit, investment, or consumer pricing decisions independently. The Company has no “highly-leveraged” incentive plans. Plan sponsors, who are those executives in charge of business lines in which incentive plans exist, are not eligible for awards under the plans they sponsor. All incentive and commission plans are tied to performance metrics related to revenue and/or profitability and all incentive plans have a trigger, where payments are not made if certain profitability hurdles are not met by the Company. Finally, all incentive plans undergo an annual incentive plan risk assessment lead by leaders from the Internal Audit, Enterprise Risk Management, Legal and Human Resources Departments, with the results reported to the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors,

Peter K. Markell (Chair)
Deborah L. Jackson
Richard C. Bane
Paul M. Connolly
Joseph T. Chung
Luis A. Borgen
Paul D. Spiess

EXECUTIVE COMPENSATION

2020 Summary Compensation Table

The table below sets forth the total compensation paid to, or earned by our three NEOs for the years ended December 31, 2020 and 2019 in accordance with applicable SEC rules.

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Non-Equity Incentive Plan Compensation ($)(3)(4)	Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Robert F. Rivers	2020	$987,500	$—	$2,046,340	$1,351,220	$439,097	$4,824,157
Chief Executive Officer and Chair of the Board of Directors	2019	$929,167	$—	$1,945,261	$1,206,105	$408,459	$4,488,992
Quincy L. Miller	2020	$570,833	$110,000	$943,670	$222,539	$219,081	$2,066,123
President & Vice Chair	2019	$545,833	$—	$412,000	$148,375	$212,635	$1,318,843
James B. Fitzgerald	2020	$570,833	$220,000	$943,670	$682,719	$220,885	$2,638,107
Chief Financial Officer, Chief Administrative Officer and Treasurer	2019	$545,833	$—	$798,783	$417,049	$214,402	$1,976,067

(1)Represents base salary earned in 2020 and 2019, as applicable.
(2)Represents a one-time discretionary cash bonus. For Mr. Miller, the bonus recognized the leadership role he played in the Company’s response to the PPP. For Mr. Fitzgerald, the bonus recognized his considerable role in the successful execution of the Company’s IPO.
(3)Represents awards earned under the Company’s MIP during 2020 and 2019, respectively and the amounts payable under the LTIP awards that matured on December 31, 2020 and December 31, 2019, respectively. For Messrs. Rivers, Miller and Fitzgerald, amounts earned under the MIP in 2020 were $637,000, $239,000 and $239,000, respectively, and in 2019, were $1,075,000, $412,000 and $412,000, respectively. Awards under the MIP are based on performance components outlined in the plan, which components are subject to modification at the discretion of the Chief Executive Officer during the plan year. For Messrs. Rivers, Miller and Fitzgerald, the amounts payable under the LTIP awards that were granted in 2016 and matured on December 31, 2020 were $1,409,340, $704,670 and $704,670, respectively. For Messrs. Rivers and Fitzgerald, the amounts payable under the LTIP awards that were granted in 2015 and matured on December 31, 2019 were $870,261 and $386,783, respectively. None of Mr. Miller’s LTIP awards matured on December 31, 2019. See the subsection titled “—Long-Term Incentive Plan” below for additional information regarding the estimated value as of December 31, 2020 of LTIP awards to Messrs. Rivers, Miller and Fitzgerald that will mature in 2021, 2022, and 2023, and are payable in 2022, 2023 and 2024, respectively.
(4)The amounts payable under LTIP awards that matured in 2020 and 2019 include interest paid thereon from December 31 of the year in which they matured through the dates of payment in March 2021 and July 2020, respectively. For awards that matured in 2020, the interest amounts were $540 for Mr. Rivers, $270 for Mr. Miller and $270 for Mr. Fitzgerald. For awards that matured in 2019, the interest amounts were $4,461 for Mr. Rivers and $1,982 for Mr. Fitzgerald.
(5)Represents the 2020 and 2019 increase in the value of the benefit provided in our SERP, which increases (or decreases) based upon changes in one or more generally available investment benchmarks or strategies chosen by the respective participant. For 2020, the value of the benefit grew considerably due to strong investment results.
(6)All Other Compensation in the table above includes the amounts for 2020 and 2019, as applicable, set forth in the following table:

All Other Compensation
Named Executive Officer	Fiscal Year	Perquisites (1)	401(k) Plan Defined Contribution Plan (2)	Employer SERP Contributions (3)	Employer Allocations to ESOP (4)	Total

Robert F. Rivers	2020	$16,350	$8,550	$412,500	$1,697	$439,097
	2019	$16,226	$8,400	$383,833	$—	$408,459
Quincy L. Miller	2020	$12,267	$8,550	$196,567	$1,697	$219,081
	2019	$11,068	$8,400	$193,167	$—	$212,635
James B. Fitzgerald	2020	$14,071	$8,550	$196,567	$1,697	$220,885
	2019	$12,835	$8,400	$193,167	$—	$214,402
(1)Amount includes automobile and parking and gas allowances and taxable imputed incomes.
(2)Represents employer contributions under our 401(k) Plan made on behalf of the NEO.
(3)Represents deemed employer SERP contributions made during 2020 and 2019.

(4)Represents the value of an allocation of 104 shares of Company common stock pursuant to the terms of the Company’s ESOP in connection with the NEO’s service in 2020, multiplied by $16.31, the closing price of Company common stock on December 31, 2020. The allocation for 2020 reflects a shortened period post-IPO.

Pension Benefits

The amounts reported in the table below equal the present value of the accumulated pension benefit at the end of fiscal 2020 for each of our NEOs.

Pension Benefits
Named Executive Officer	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit as of 12/31/2020	Payments during last fiscal year
Robert F. Rivers	Total		$7,927,615	$—
	Defined Benefit Plan	14.9	$718,707	$—
	SERP	14.9	$7,208,908	$—
Quincy L. Miller	Total		$1,336,942	$—
	Defined Benefit Plan	4.8	$164,366	$—
	SERP	4.8	$1,172,576	$—
James B. Fitzgerald	Total		$3,241,331	$—
	Defined Benefit Plan	8.7	$491,085	$—
	SERP	8.7	$2,750,246	$—

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis beginning on page 24 of this Proxy Statement describes our executive compensation program and the compensation decisions that the Compensation Committee and Board of Directors made in 2020 with respect to the compensation of our NEOs. The Board of Directors is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

As we describe in the Compensation Discussion and Analysis, our executive compensation is designed to closely align the interests of our NEOs with those of our shareholders on both a short-term and long-term basis, and to attract and retain key executives critical to our success.

We urge shareholders to read the Compensation Discussion and Analysis beginning on page 24 of this Proxy Statement and to review the 2020 Summary Compensation Table and related compensation tables and discussion, appearing on pages 35 through 36, which provide detailed information on the Company’s executive compensation policies and practices.

As an EGC, we are not required to seek an advisory vote by shareholders on executive compensation. However, even as a new publicly traded company, the Company is committed to ensuring it receives timely feedback from shareholders on their alignment with the Company's executive compensation practices.

Recommendation

Our Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 3
ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTE

We are also asking that our shareholders provide an advisory vote on how frequently we should seek future “say-on-pay” advisory votes on the compensation of our named executive officers, as required by Section 14A of the Exchange Act. By voting on this Proposal 3, shareholders may indicate whether they would prefer an advisory vote on NEO compensation once every one, two or three years.

As an EGC, we are not required to seek an advisory vote by shareholders on the frequency of which we should conduct advisory votes on executive compensation. However, as described above, the Company is committed to ensuring alignment between its compensation practices and its shareholders, even as a new publicly traded company, and believes an annual advisory vote will enable us to give careful and timely consideration to our shareholders' view on our compensation practices.

After careful consideration, our board believes that having an advisory vote on NEO compensation every ONE YEAR will be a meaningful and effective way to use this method of gathering feedback on the Company’s executive compensation philosophy, policies, and procedures. The Board believes that holding the advisory vote on NEO compensation annually allows for frequent and timely feedback from shareholders, and recommends that you vote for a one-year frequency for future advisory votes on executive compensation.

This vote, like the say-on-pay vote itself, is not binding on the Board.

Recommendation

Our Board of Directors believes that an annual advisory vote on executive compensation is in the best interests of our Company and shareholders and recommends you vote for the frequency option of every ONE YEAR in Proposal 3.

DIRECTOR COMPENSATION

For the year ended December 31, 2020, each of our directors (other than the Chair of the Board) received an annual fee of $55,000 as a Board of Directors retainer and annual fees ranging from $5,000 to $6,250 in committee meeting fees. The Audit, Compensation, Nominating and Governance and Risk Management committees are joint committees of the Board of Directors and the Board of Directors of Eastern Bank ("Bank Board'). Directors also receive fees for their service on committees of the Bank Board, including its trust committee, innovation committee, and the Eastern Bank Charitable Foundation committee, which operates as the board of trustees of such foundation. Chairs of certain committees also received additional committee chair retainers. In addition, directors received per meeting fees for attending meetings of Eastern Bank's board of advisors, board of ambassadors, annual meeting, and investment advisory committee. In 2020, the Board of Directors and various committees met more frequently than they had in past years, due to the Company’s IPO and the impact of the COVID-19 global pandemic, which resulted in additional meeting fees than paid in prior years. Directors who are also employees are not compensated for their service as directors.

Set forth below is a summary of the compensation received by each of our non-employee directors for the year ended December 31, 2020.

Name	Fees Earned ($)(1)	Nonqualified Deferred Compensation Earnings (2)	All Other Compensation ($) (3)	Total ($)
Richard C. Bane	$129,600	$447,339	$55,000	$631,939
Luis Borgen	$102,100	$—	$55,000	$157,100
Joseph T. Chung	$113,350	$—	$55,000	$168,350
Paul M. Connolly	$123,600	$59,764	$55,000	$238,364
Bari A. Harlam	$89,600	$76,634	$55,000	$221,234
Diane S. Hessan	$97,100	$—	$55,000	$152,100
Richard E. Holbrook (4)	$103,600	$—	$—	$103,600
Deborah C. Jackson	$138,350	$—	$55,000	$193,350
Peter K. Markell	$127,600	$—	$55,000	$182,600
Greg A. Shell	$98,350	$—	$55,000	$153,350
Paul D. Spiess	$117,100	$—	$55,000	$172,100
(1)Represents total fees earned in 2020, including fees deferred pursuant to the 409A Deferred Compensation Plan.
(2)Represents the 2020 increase in the value of the deferred compensation benefits noted above, which increase (or decrease) is based upon changes in one or more generally available investment benchmarks or strategies chosen by the respective participant. For Messrs. Bane and Connolly and Ms. Harlam, amounts represent compensation deferred under the 409A Plan. Mr. Bane's amount also includes compensation that he previously deferred under the Eastern Bank Deferred Compensation Plan, which is now frozen, as described below.
(3)Represents 2020 accruals under the Outside Directors’ Retainer Continuance Plan. As a former executive of Eastern Bank Corporation, Mr. Holbrook is not eligible to participate in this plan.
(4)In addition to his fees earned as a director in 2020, Mr. Holbrook also received $2,067,033 related to a 2016 grant under the LTIP which matured in 2020, and a $200,000 retirement-related payment in 2020 in connection with his previous tenure as chief executive officer of Eastern Bank. Mr. Holbrook's LTIP amount includes $793 in interest paid thereon from the date of maturation (December 31, 2020) through the date of payment. Mr. Holbrook retired as chair and chief executive officer of Eastern Bank in 2016.

Outside Directors’ Retainer Continuance Plan. In addition to the fees outlined above, directors who have never been employees of Eastern Bank or an acquired company (“Outside Directors”) are eligible for an annual benefit after retirement or other separation from service (the “Outside Directors’ Retainer Continuance Plan” or “ODRC”). An amount equal to one year’s annual retainer is accrued for each Outside Director on an annual basis. At the time of payout, Outside Directors receive annual payments equal to the sum of all annual retainers paid to the Outside Director (disregarding meeting fees and other payments) divided by the number of years in the benefit period. The “benefit period” is the lesser of ten or the total years of service as an Outside Director. Beneficiaries of a deceased Outside Director receive the benefits to which the Outside Director was entitled and in the event that the deceased Outside Director had not yet started receiving payments under the plan, starting no earlier than the year in which the Outside Director would have attained the age of 50. In 2020, the Board of Directors voted to amend the ODRC to “freeze” it as of December 31, 2020, so that no further accruals will be made to the ODRC after that date. In addition, the Board of Directors amended the ODRC to allow directors with less than five years of service to become immediately eligible and credited with service and retainers since their start date as a director.

The Eastern Bank Deferred Compensation Plan. Eastern Bank maintains a frozen non-qualified plan for elective deferrals prior to January 1, 2005. The frozen plan is “grandfathered” and not subject to Section 409A of the Internal Revenue Code. Mr. Bane is the only director who participated in this plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Fees

The following table summarizes the aggregate fees (including out-of-pocket expenses) billed for professional services rendered by Ernst & Young for fiscal 2020 and 2019. All such services were pre-approved by our Audit Committee in accordance with its charter, as described below in the section captioned “Pre-Approval Policy and Procedures.”

Fee Category	Fiscal 2020	Fiscal 2019
Audit Fees (1)	$1,488,700	$1,162,800
Audit-Related Fees (2)	1,728,545	131,600
Tax Fees (3)	432,571	407,688
All Other Fees (4)	—	182,213
Total Fees	$3,649,816	$1,884,301
(1)Audit fees consist of fees for the audit of our annual consolidated financial statements (including an assessment of our internal control over financial reporting), the review of interim consolidated financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. These fees also include expanded audit procedures or consultations with our management as to the accounting or disclosure treatment of transactions or events under the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, Financial Accounting Standards Board or other regulatory or standard-setting bodies.
(2)Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and are not reported under “Audit Fees.” Audit-related services provided by EY in 2020 represented fees in connection with our initial public offering and other attestation services. Audit-related services provided by EY in 2019 represented fees for services in connection with a service organization control report for the Company's Eastern Wealth Management division ("EWM"), as well as accounting consultations and other audit and attestation services.
(3)Tax fees in 2020 and 2019 consist of fees for tax preparation and tax compliance and advisory services in connection with servicing EWM clients.
(4)Other fees in 2019 represented fees for an assessment of the Company's deposit insurance program.

Pre-Approval Policy and Procedures

In accordance with its charter, the Audit Committee of our Board of Directors pre-approves any engagement for audit services and non-audit services to be provided by our independent external auditor before the independent external auditor is engaged to render such services.

The Audit Committee may, and from time to time does, delegate its authority to pre-approve services to the Chair of such committee, provided that any such approvals are presented to the full committee at the next Audit Committee meeting.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of the five directors named below. Each member of the Audit Committee is an independent director (as independence is defined in the listing standards of the Nasdaq Global Select Market and Rule 10A-3 under the Exchange Act with respect to membership on audit committees).

The Audit Committee has adopted a written charter, which has been approved by the Board of Directors. The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management, which has primary responsibility for the preparation, presentation and integrity of the consolidated financial statements, and with the Company’s independent registered public accounting firm. The Company’s independent registered public accounting firm is responsible for auditing our Company’s financial statements and expressing opinions on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles and on the Company’s internal controls over financial reporting. The Audit Committee is responsible for providing independent, objective oversight of these functions.

In the performance of the Audit Committee's oversight function, we have reviewed and discussed the audited financial statements of our company for the fiscal year ended December 31, 2020, with management and our independent registered public accounting firm, Ernst & Young. We also discussed with EY the reasonableness of significant judgments and the clarity of disclosures in the financial statements, the quality, not just the acceptability, of our Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. EY has also provided to the Audit Committee their communication required by PCAOB rules and the Audit Committee discussed with EY the firm’s independence. We have also considered whether the provision by EY of tax services in 2020 and 2019, and the provision of non-audit services in 2019, is compatible with maintaining their independence.

Based on our review of the materials and discussions with management and the independent registered public accounting firm described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2020 and 2019 be included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC, and the Audit Committee appointed EY as the Company's independent registered public accounting firm for 2021.

By the Audit Committee of the Board of Directors,

Richard C. Bane (chair)
Paul M. Connolly
Peter K. Markell
Luis A. Borgen
Paul D. Spiess

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed EY as our Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021. EY has served our Company’s independent registered public accounting firm since 2002. Although we are not required to seek shareholder ratification of this appointment, our Board of Directors decided to provide our shareholders with the opportunity to do so. If this proposal is not approved by our shareholders at the Annual Meeting, our Audit Committee will reconsider the appointment of EY. Even if the appointment of EY is ratified, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year.

Representatives of EY are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Recommendation

Our Board of Directors believes that the ratification of the appointment by the Audit Committee of Ernst & Young as our Company’s independent registered public accounting firm for the 2021 fiscal year is in the best interests of our Company and shareholders and recommends you vote FOR ratification in Proposal 4.

OTHER ACTION

We are not aware at this time of any other matters that will be presented for action at the Annual Meeting. Should any such matters be presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of the proxy holders.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be included in the proxy statement and form of proxy relating to our 2022 annual meeting of shareholders and to be presented at that meeting must be received by us for inclusion in the proxy statement and form of proxy no later than December 2, 2021. In addition, our Bylaws contain an advance notice provision that requires shareholders who desire to bring proposals before an annual meeting (which proposals are not to be included in our proxy statement and are submitted outside the processes of Rule 14a-8 of the Exchange Act) to comply with the advance notice provision. The advance notice provision requires that shareholders give timely written notice of their proposal to our Corporate Secretary. To be timely, notices must be delivered to our Corporate Secretary at our principal executive office not less than 90 nor more than 120 days before the first anniversary of the prior year’s annual meeting of shareholders. Accordingly, a shareholder who intends to present a proposal at the 2022 annual meeting of shareholders must provide written notice of the proposal to our Corporate Secretary after January 17, 2022 and before February 16, 2022. Proposals received at any other time will not be voted on at the meeting. Shareholders who wish to nominate director candidates for the shareholders to consider must include in the notice the additional information specified in our Bylaws including, among other things, the candidate’s name, biographical data and qualifications. If a shareholder makes a timely notification, the proxies that we solicit for the meeting may still exercise discretionary voting authority on the proposal, consistent with the proxy rules of the SEC.

SOLICITATION STATEMENT

The Board of Directors of Eastern Bankshares, Inc. is soliciting proxies. Copies of proxy materials and the Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. Shareholders who elect to vote through the Internet or by telephone may incur costs such as telecommunication and Internet access charges for which the shareholder is solely responsible. The telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on May 16, 2021. The Internet voting facility will be re-opened during the Annual Meeting for shareholders of record that have registered for, chosen to participate in, and plan to vote their shares virtually. The Company will otherwise pay the expenses of solicitation of proxies.

Boston, Massachusetts
April 1, 2021

FORWARD-LOOKING STATEMENTS

When we use the terms "we", "us", "our," and the "Company," we mean Eastern Bankshares, Inc., a Massachusetts corporation, and its consolidated subsidiaries, taken as a whole, unless the context otherwise indicates.

Certain statements contained in this Proxy Statement that are not historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.

Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. Our actual results could differ materially from those projected in the forward-looking statements as a result of, among others, factors:

•the negative impacts and disruptions of the COVID-19 pandemic and measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations;
•the length and extent of the economic contraction as a result of the COVID-19 pandemic; continued deterioration in employment levels and other general business and economic conditions on a national basis and in the local markets in which we operate;
•changes in customer behavior;
•the possibility that future credit losses, loan defaults and charge-off rates are higher than expected due to changes in economic assumptions or adverse economic developments;
•turbulence in the capital and debt markets;
•changes in interest rates;
•decreases in the value of securities and other assets;
•decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions;
•operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics;
•changes in regulation;
•reputational risks relating to our participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs;
•changes in accounting standards and practices;
•the risk that goodwill and intangibles recorded in our financial statements will become impaired;
•risks related to the implementation of acquisitions, dispositions, and restructurings, including the risk that acquisitions may not produce results at levels or within time frames originally anticipated;
•the risk that we may not be successful in the implementation of our business strategy;
•changes in assumptions used in making such forward-looking statements;
•and other risks and uncertainties detailed in Part I, Item 1A "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2020.

Forward-looking statements speak only as of the date on which they are made. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.
Annex A

ANNEX A
Non-GAAP Financial Measure

	For the Year Ended December 31,
	2020	2019
	(Dollars in thousands)
Net income (GAAP)	$22,738	$135,098
Non-GAAP adjustments:
Noninterest income components:
(Income) losses from investments held in rabbi trusts	(10,337)	(9,866)
(Gain) loss on sales of securities available for sale, net	(288)	(2,016)
(Gains) losses on sale of other assets	20	15
Noninterest expense components:
Rabbi trust employee benefit expenses (income)	4,789	4,604
Impairment charge on tax credit investments	10,779	—
Indirect IPO costs (1)	1,199	—
(Gain) on sale of other real estate owned	(606)	—
Merger and acquisition expenses	90	—
Stock donation to the Eastern Bank Charitable Foundation	91,287	—
Total impact of Non-GAAP adjustments	96,933	(7,263)
Less net tax benefit (expense) associated with Non-GAAP adjustment (2)	17,537	1,861
Non-GAAP adjustments, net of tax	$79,396	$(5,402)
Net operating earnings (Non-GAAP)	$102,134	$129,696

(1)Reflects costs associated with the initial public offering that are indirectly related to the offering and therefore were not recorded as a reduction of capital.
(2)The net tax (expense) benefit associated with these items is determined by assessing whether each item is included or excluded from net taxable income and applying our combined statutory tax rate only to those items included in net taxable income.

Net operating earnings is a non-GAAP financial measure. Non-GAAP financial measures are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, this non-GAAP financial measure has limitations associated with its use as compared to the most directly comparable GAAP measure, in that it may be different from, and therefore not comparable to, similar measures used by other companies and to the performance of our competitors. Such measure is also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measure, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measure helps investors to gain an understanding of our underlying operations and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Such measure is also used by us in our financial and operating decision-making and for compensation purposes.
Annex A

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Eastern Bankshares, Inc.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned this proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on Sunday, May 16.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have this proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have this proxy card available when you call. Follow the voting instructions to vote your shares.

Vote at the Meeting —
If you plan to virtually attend the Company's online 2021 Annual Meeting of Shareholders, you will need your 12 digit Control Number to access the meeting and vote your shares electronically at the meeting. To register to attend the meeting, visit: **https://agm.issuerdirect.com/ebc**

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE.

MAIL – Mark, sign and date this proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE NAMED IN PROPOSAL 1, "FOR" PROPOSALS 2, AND 4, AND "ONE YEAR" UNDER PROPOSAL 3.

1. Elect the four nominees named in the proxy statement:

	FOR	AGAINST	ABSTAIN
(1) Richard C. Bane	☐	☐	☐
(2) Joseph T. Chung	☐	☐	☐
(3) Paul M. Connolly	☐	☐	☐
(4) Bari A. Harlam	☐	☐	☐

2. Approve, in an advisory vote, the compensation paid to the Company's named executive officers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. Approve, in an advisory vote, the frequency of future executive compensation advisory votes.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
☐	☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________**, 2021.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the 2021 Annual Meeting of Shareholders

To view the 2021 Proxy Statement and the 2020 Annual Report to Shareholders, please visit: https://www.cstproxy.com/easternbank/2021

If you are a participant in the Company's ESOP or 401(k) Plan, you will receive a separate Vote Authorization Form with a separate Control Number. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may provide voting instructions to the applicable plan's trustee or administrator how to vote the shares of Company common stock allocated to his or her plan account. Follow the instructions on such form to separately provide voting instructions to the plan trustee or administrator to vote your shares in those plans in accordance with the terms of the respective plans. **Please note the deadline for plan participants is one week earlier than the voting deadline for shareholders of record (May 9, 2021 at 11:59 p.m.). You cannot use this proxy card to provide voting instructions with respect to your shares held in the ESOP or the 401(k) Plan.**

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EASTERN BANKSHARES, INC.

The undersigned appoints Robert F. Rivers, James B. Fitzgerald and Kathleen C. Henry, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Eastern Bankshares, Inc. held of record by the undersigned at the close of business on March 12, 2021 at the 2021 Annual Meeting of Stockholders of Eastern Bankshares, Inc. to be held on May 17, 2021, or at any adjournment thereof, and hereby acknowledges receipt of the proxy statement for such meeting and revokes all previous proxies.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FOUR NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2 AND PROPOSAL 4, AND FOR ONE YEAR IN PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)